Exhibit 10.3

LOAN AGREEMENT
Dated: As of April 14, 2022
2611 CORPORATE WEST DRIVE VENTURE LLC
(“Borrower”)
and
VALLEY NATIONAL BANK
(“Lender”)
$38,000,000.00 TERM LOAN
SECURED BY THE PROPERTY LOCATED AT:
2611 Corporate West Drive
Lisle, Illinois 60532

Prepared by:
Courtney E. Mayster, Esq.
Much Shelist, P.C.
191 North Wacker Drive, Suite 1800
Chicago, Illinois 60606

i

Exhibits
Exhibit A    -    Description of Property
Exhibit B    -    Ownership Interests
Exhibit C    -    Authorized Representatives
ii

LOAN AGREEMENT
This LOAN AGREEMENT (this “Agreement”) is made and entered into as of April 14, 2022 (the “Effective Date”), by and between 2611 CORPORATE WEST DRIVE VENTURE LLC, a Delaware limited liability company, having an address at 4225 East Windrose Drive, Suite 200, Phoenix, Arizona 85032 (the “Borrower”), and VALLEY NATIONAL BANK, a national banking association, having an address at 1455 Valley Road, Wayne, New Jersey 07470 (“Lender”).
RECITALS:
WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).
NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE I
General Terms
Section 1.1Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“Accessibility Laws” means the Americans with Disabilities Act of 1990 (the “ADA”), the Fair Housing Amendments Act of 1988, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities, and all other Legal Requirements related to handicapped and accessibility access.
“Accountants” means a firm of certified public accountants selected by Borrower and approved by Lender.
“Additional Interest” shall mean Interest Rate Protection Obligations pursuant to any Interest Rate Protection Product provided by Lender or any Affiliate of Lender.
“Adjusted EBITDA” means the sum of consolidated income (loss) for the year, to the extent deducted in determining income for such period, before income taxes, interest expense, amortization, depreciation and other non-cash charges including net stock-based compensation, fees and expenses related to potential acquisitions and expansion of operations and certain non-recurring charges, including relating to restructuring, business optimization and diversification strategy, less any extraordinary non-recurring gains, interest income and non-cash gains.
“Affiliate(s)” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” shall have the meaning ascribed to such term in the Preamble.
“Alterations” means any demolition, alteration, installation, improvement, expansion or other physical change to all or any portion of the Property and/or Improvements.
“Alternate Rate” shall have the meaning ascribed to such term in Section 3.5.
“Anti-Corruption Laws” means, with respect to any Person, any Legal Requirement of any jurisdiction concerning or relating to bribery or corruption that is applicable to such Person, including, without limitation, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act.

“Anti-Terrorism Laws” shall have the meaning ascribed to such term in Section 9.10.
“Applicable Margin” means 2.00%.
“Appraisal” means an appraisal of the Property prepared by an Appraiser, which appraisal must be prepared in accordance with the Uniform Standards of Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation, and which must be satisfactory to Lender in all respects.
“Appraiser” means a “state certified general appraiser” as such term is defined and construed under applicable regulations and guidelines issued pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, which appraiser must have been licensed and certified by the applicable Governmental Authority having jurisdiction in the State where the Property is located, and which appraiser shall have been approved by Lender, or which appraiser, at Lender’s sole judgment and discretion, shall be an employee of Lender.
“Approved Lease(s)” mean any Lease or any modification, amendment or renewal of any Lease which is entered into in accordance with the requirements of Section 5.8.
“Authorized Representatives” means the persons, officers, signatories or agents listed on Exhibit C.
“Bankruptcy Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, of any state, or other applicable jurisdictions from time to time in effect.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“Borrower” shall have the meaning ascribed to such term in the Preamble.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago or New York City are authorized or required by law to remain closed.
“Casualty” means any damage or destruction to the Property by reason of fire or other hazard or casualty.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all request, rules guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or any successor or similar authority or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” shall have the meaning ascribed to such term in Section 3.3(d).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral Accounts” has the meaning set forth in Section 8.2.

“Condemnation” means any taking of all or any portion of the Property by eminent domain, alteration of the grade of any street, or other injury to or decrease in the value of the Property, by reason of any public or quasi-public improvement or condemnation proceeding, or in any other similar manner.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consultant” means any engineers, architects, builders or other construction specialists, environmental advisors, scientists, accountants, attorneys and other advisors to consult with, counsel, defend or otherwise act as an advisor to Lender in connection with the Loan.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debt Service” means, as of any DSCR Determination Date, actual annual debt service due under the Loan (taking into account the effect of any Interest Rate Protection Product), annualized as necessary until a full 12 months has passed.
“Debt Service Coverage Ratio” means, as of any DSCR Determination Date, the ratio of NOI as of such DSCR Determination Date to Debt Service as of such DSCR Determination Date.
“Default Rate” means the annual rate of interest that shall apply under this Agreement after the occurrence of an Event of Default, or if no Event of Default has occurred, after the Maturity Date, which interest rate shall always be the Interest Rate plus 5% (but in no event greater than the maximum amount allowed by law) and shall accrue on the principal amount of the Loan and on any disbursement made by the Lender to protect itself under the terms of this Agreement or the Mortgage.
“Disqualified Transferee” means any Person who (i) is on any U.S. Office of Foreign Asset Control or similar list, (ii) would, after giving effect to any transfer, cause Lender, Borrower tor or the Loan to be in violation of the USA Patriot Act of 2001, 31 U.S.C. Section 5318, or any similar law, rule or regulation imposed by any Governmental Authority, (iii) has provided insufficient information to Lender as to satisfy Lender’s then standard “know your customer” requirements, or (iv) has failed to cause Borrower to provide to Lender, at least five (5) days prior to the transfer date, an updated Beneficial Ownership Certification for Borrower, if the same is required to be provided as a result of such transfer pursuant to the Beneficial Ownership Regulation.
“Distribution” means, with respect to any Person, the payment of any money, distribution of any property (in any form), or any loans, fees, advances or commissions, in any capacity, made, to such Person’s Related Parties.
“Dollars” means lawful money of the United States.
“DSCR Account” shall have the meaning set forth in Section 5.6.
“DSCR Determination Date” means each June 30, September 30, December 31 and March 31 commencing on the first such date occurring after the Effective Date.
“Environmental Indemnity” means that certain Environmental Indemnification Agreement dated of even date herewith made by Borrower and Guarantor to and for the benefit of Lender, together with any amendments, modification, extensions, replacements or supplements thereto.
“Environmental Law” means, collectively, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et. seq. (“RCRA”), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Liability Act, 42 U.S.C. §9601 et. seq. (“CERCLA”), the Toxic Substance Control Act, 15 U.S.C. §2601 et seq. (“TSCA”), the Clean Air Act, 42 U.S.C. §7401 et seq. (“CAA”), the Clean Water Act, 33 U.S.C §1251 et. seq. (“CWA”), (ii) all amendments to any of the foregoing laws, and (iii) all orders, regulations, directions and requirements under any of the foregoing laws; and (iv) all other Legal Requirement relating to the environment, the environmental condition of the Property, or other providing for the regulation of Hazardous Material.
“Environmental Report” means that certain Phase I Environmental Site Assessment prepared by Partner Engineering and Science, Inc. dated April 1, 2022 and known as Project Number 22-362240.1.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means Title IV of the Employment Retirement Security Act of 1974, as now or hereafter amended.
“ERISA Plan” means any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by ERISA.
“Event of Default” shall have the meaning ascribed to such term in Section 6.1.
“Excluded Interest Rate Protection Obligations” means any obligation under an Interest Rate Protection Product if, and only to the extent that, all or a portion of the guaranty of the Guarantor of, or the grant by the Guarantor of a security interest to secure, such obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such obligation. If an obligation arises under an Interest Rate Protection Product governing more than one swap, such exclusion shall apply only to the portion of such obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Connection Income Taxes, (b) U.S. Federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to the Loan pursuant to a law in effect on the date on which Lender changes its lending office, except to the extent that, pursuant to Section 3.8, amounts with respect to such Taxes were payable to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 3.8 any U.S. Federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, or any amendment or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“FCCR Determination Date” means each June 30, September 30, December 31 and March 31 commencing on the first such date occurring after the Effective Date.
“Finance Leases” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Fixed Charge Coverage Ratio” means Adjusted EBITDA PLUS rent paid to Borrower, LESS cash taxes paid, Distributions, and (i) unfinanced capex adjusted for capex related to new campus related purchases of property and equipment and MIAT program expansion costs for purchases of property and equipment, and other future purchases of property and equipment related to execution of Guarantor growth and diversification strategy (provided however, in the event such amount is greater than $40,000,000.00, $40,000,000 shall be deducted), DIVIDED by principal and interest expense for all funded debt excluding principal and interest related to the Lisle, IL property PLUS rent paid to the Borrower.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantor” means UNIVERSAL TECHNICAL INSTITUTE, INC., a Delaware corporation.
“Guaranty” means that certain Guaranty dated of even date herewith made by Guarantor to and for the benefit of Lender, together with any amendments, modification, extensions, replacements or supplements thereto.
“Hazardous Materials” means and includes asbestos, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor; (ii) such substances, materials or wastes as are regulated by any Environmental Laws and all orders, regulations, directions and requirements thereunder, and such other toxic or hazardous substances, materials or wastes that are or may become regulated under any other applicable municipal, county, state or federal law, rule, ordinance, direction, or regulation.
“Improvements” means those certain existing improvements located on the Property consisting of a 2-story, 106,680 square foot industrial building, together with all related improvements and amenities.
    “Indebtedness” means for Guarantor and its subsidiaries, on a consolidated basis, without duplication, (a) all indebtedness of, or extensions of credit to, such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Finance Leases or finance leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP and all obligations of such Person incurred under any sale and leaseback or similar transaction (regardless of whether such transaction is effected without recourse to such Person (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including any letters of credit), (i) the aggregate amount of uncollected accounts receivable, lease receivables or other receivables of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP (j) all Indebtedness of any partnership of which such Person is a general partner, (k) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person and all obligations created or arising under such agreement even though the rights and remedies of the seller or lender thereunder are limited to repossession or sale of such property in the event of default; (l) any contingent obligations for warranties (other than warranties made in respect of Inventory sold in the ordinary course of business), guaranties and similar items to the extent that the same cease to be contingent and become absolute and remain unpaid and (m) any Equity Interests or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to Accounting Standards Codification (ASC) 470 or otherwise.
“Indemnified Tax(es)” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Insurance Escrow” shall have the meaning set forth in Section 5.6(b).
“Interest Payment Date” means the first (1st) day of each calendar month.
“Interest Period” means as to any sums outstanding under the Loan, the period of one (1) month, with the initial Interest Period commencing on the date of the first disbursement of an advance hereunder and continuing up to but not including the first day of the immediately following month, and each subsequent Interest Period commencing on the first day of each month thereafter; provided that (i) if an Interest Period (other than an Interest Period which is scheduled to commence on the same day as the effective date of any Swap Agreement) would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day, (ii) the final Interest Period shall commence on the last day of the immediately preceding Interest Period, and end on the Maturity Date, and (iii) any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Interest Rate” means Term SOFR plus the Applicable Margin.
“Interest Rate Protection Collateral” means, collectively (i) any Interest Rate Protection Product, (ii) any and all moneys (collectively, “IRP Payments”) payable to Borrower, from time to time, pursuant to any Interest Rate Protection Product by the counterparty under such Interest Rate Protection Product (the “Counterparty”), (iii) all rights of Borrower under any of the foregoing, including all rights of Borrower to the IRP Payments, contract rights and general intangibles now existing or hereafter arising with respect to any or all of the foregoing, (iv) all rights, liens and security interests or guarantees now existing or hereafter granted by the Counterparty or any other person to secure or guaranty payment of the IRP Payments due pursuant to the Interest Rate Protection Product, (iv) all documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether now existing or hereafter arising, (v) all extensions, renewals and replacements of the foregoing, including, without limitation, any similar hedge product delivered in substitution for or replacement of the Interest Rate Protection Product; and (vi) all cash and non-cash proceeds and products of any of the foregoing, including, without limitation, interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the other Interest Rate Protection Collateral.
“Interest Rate Protection Obligations” means with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Interest Rate Protection Product, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Interest Rate Protection Product.
“Interest Rate Protection Product” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by Borrower which is a swap (including, without limitation, any agreement, contract or transaction that constitutes a “swap” under Section 1a(47) of the Commodity Exchange Act), forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, and in each case approved by Lender.
“Lease” means the UTI Lease and any other lease, sublease, license or other agreement, now or hereafter existing, under the terms of which any person other than Borrower has or acquires any right to occupancy or use of the Property, or any part thereof, or interest therein.
“Legal Requirements” means all applicable federal, state, local and foreign statutes, laws, treaties, rules, regulations, orders, decrees, writs, subpoenas, requirements, directives, codes, ordinances, orders, decisions, common law, judgments, decrees and all other requirements, decisions, directives, judgments, decrees, consents, approvals, authorizations, orders, registrations or qualifications and interpretations of any Governmental Authority or any court or arbitrator having or claiming jurisdiction with respect thereto (including, but not limited to, all Legal Requirements relating to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters (including, without limitation, all Environmental Laws, all Accessibility Laws, ERISA, Anti-Corruption Laws, Anti-Terrorism Laws, Bankruptcy Laws, and the Patriot Act), and any amendments, modification, extensions, replacements or supplements thereto.
“Lender” means VALLEY NATIONAL BANK, a national banking association, together with its successors and assigns.
“Licenses and Permits” means all licenses, permits, authorizations and agreements issued by or agreed to by any Governmental Authority, or by a private party pursuant to any Permitted Encumbrances, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the Property.
“Lien” means, with respect to any asset, property or interest, including Borrower and the Property, any lien, charge, mortgage, deed of trust, pledge, hypothecation, encumbrance, conditional sale agreement, capital lease or title retention agreement, any financing lease or agreement having similar effect, any consignment or bailment for security purposes, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances, whether based on contract, statute, common law or otherwise, on or with respect to such asset, property or interest.
“Loan” means the loan in the original principal amount of $38,000,000.00 made pursuant to this Agreement.
“Loan Documents” means this Agreement, the Note, the Mortgage, the Environmental Indemnity, the Guaranty, and any and all other documents executed or delivered by or on behalf of Borrower or Guarantor in connection with the Loan.
“Loan Party” means each of Borrower and Guarantor.
“Loan-to-Value Ratio” means the ratio, expressed as a percentage, obtained by dividing (i) the outstanding principal balance of the Loan by (ii) the value of the Property, as set forth in a recent Appraisal.
“Managing Person” means, with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, manager, managing member or managing members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.
“Material Adverse Change” means a material adverse change, as determined by Lender in its reasonable judgment and discretion, in (a) the financial condition, business, prospects, assets, properties,

affairs, operations or Control of the Property, Borrower, and/or Guarantor, (b) the value of the Property (for its intended use by Borrower); (c) the status of title to, or the lien of the Mortgage upon, the Property, (d) the ability of Borrower or Guarantor to pay or perform their respective obligations under this Agreement or the other Loan Documents, (e) the ability of Borrower to manage and operate the Property, or (f) the validity or enforceability of this Agreement or any of the other Loan Documents.
“Material Adverse Effect” means any event or condition which could, in Lender’s sole but reasonable judgment and discretion, result in a Material Adverse Change.
“Maturity Date” means April 14, 2029, unless earlier accelerated following the occurrence of any Event of Default.
“Maximum Rate” shall have the meaning ascribed to such term in Section 3.3(d).
“Monthly Amortization Payment Amount” small mean a monthly payment of principal based upon a twenty five (25) year modified amortization schedule and as provided on Schedule 1 attached hereto.
“Mortgage” means that certain Mortgage and Security Agreement of even date herewith encumbering the Property as a first lien, executed by Borrower for the benefit of Lender, and any amendments, modifications, renewals, substitutions, consolidations, severances and replacements thereof.
“Net Cash Flow” means, for any period, the amount by which NOI for such period exceeds the debt service payable in respect of the Loan with respect to such period (taking into account the effect of any then existing Interest Rate Protection Product).
“NOI” means, as of any DSCR Determination Date, the amount by which (i) Operating Income received from operations of the Property for the 12-month period ending on such DSCR Determination Date exceeds (ii) the actual Operating Expenses for the Property paid during such period, with real estate taxes and any other Operating Expenses not paid on a monthly basis allocated on a 12-month pro-rata basis.
“Note” means that certain Mortgage Note dated of even date herewith made by Borrower to and for the benefit of Lender, together with any amendments, modification, extensions, replacements or supplements thereto.
“Obligations” means all indebtedness, obligations and liabilities of Borrower to Lender under this Agreement or any of the other Loan Documents or in respect of the Loan or any Interest Rate Protection Product (including all Additional Interest), or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.
“Operating Supplies” means such materials which may be Hazardous Material such as cleaning materials and fuel oil used in the ordinary course in the operation and maintenance of the Property and in compliance with all Environmental Laws and all other Legal Requirements, and only in such quantities as shall be used in the ordinary course for the operation and maintenance of the Property.
“Operating Expenses” means expenditures of all kinds made with respect to the operation of the Property in the normal course of business, including, but not limited to, expenditures for taxes, insurance, repairs, maintenance, wages and utility costs, amounts payable with respect to the Property under or with respect to any Permitted Encumbrances and reasonable additions to, or creations of, reserves for repairs and replacements, any leases of the Property or amendments thereto, but expressly excluding: (a) any debt service on the Loan, (b) leasing costs, (c) expenditures made out of reserves previously created, (d) Excluded Taxes, income taxes or Other Charges in the nature of income taxes), (e) any expenses incurred in connection with the making of the Loan or in connection with any recovery of Insurance Proceeds or Awards, (f) Capital Expenditures, (g) any items of expense which would otherwise be considered within Operating Expenses but is paid directly by the tenants under the Leases, and (g) depreciation and amortization expenses related to the Property (without duplication of the items set forth above). Any expenditures which in accordance with accrual basis income tax accounting are depreciated or amortized over a period which exceeds one (1) year shall be treated as an expenditure, for the purposes of the foregoing calculations, ratably over the period of depreciation or amortization.
“Operating Income” means all ongoing income actually received by Borrower from the ownership and operation of the Property, including, without limitation, all amounts paid to Borrower by any tenant or other Person in occupancy as Rents relating to the Property under Approved Leases, plus other income in the ordinary course; provided, however, Operating Income shall not include (i) any insurance proceeds or condemnation awards (other than business interruption or rent insurance proceeds and only to the extent allocable to the period in question), (ii) any item of income otherwise includable in Operating Income but paid directly to a Person other than Borrower as an offset or deduction, (iii) security deposits received from tenants, until applied in accordance with the terms of the related Lease, (iv) other than in connection with the UTI Lease, Rents from any Affiliate of Borrower to the extent that the same are greater than would be paid by an unrelated third party in an arm’s length transaction, (v) lease termination payments, (vi) tax refunds, or (viii) Rent under a Lease (a) which is not an Approved Lease, (b) which is in a free rent period, (c) where the tenant is in bankruptcy or has publicly or in writing admitted its inability to pay its debts as and when they become due, (d) where the tenant that has given notice of its intention to vacate or surrender all or any portion of its leasehold estate, (e) which is scheduled to expire within three (3) months of any date of determination, unless Borrower has entered into a new Approved Lease for such tenant’s entire premises which is for a rental amount equal to or greater than such Lease which is scheduled to expire, or (f) any other non-recurring or extraordinary income.
“Organizational Consent Documents” means (a) with respect to any limited liability company, such consent and authorization of the members of such limited liability company, (b) with respect to any limited partnership, such consent and authorization of the partners of such limited partnership, and (c) with respect to any corporation, such resolutions, votes or other corporate authorizations for such corporation, which, in all cases, demonstrate and evidence authority for (A) the closing the Loan and the transactions contemplated by this Agreement, (B) the continued authorization of the Authorized Representatives designated to deal in all respects on behalf of Borrower; and (C) the execution, delivery and performance of all Loan Documents.
“Organizational Documents” means (a) with respect to Borrower, Borrower’s certificate of formation and operating agreement, and (b) with respect to Guarantor, Guarantor’s certificate of incorporation and by-laws, together with any and all amendments or modifications thereof.
“Other Assigned Collateral” has the meaning set forth in Section 8.1.
“Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or recording or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant” shall have the meaning ascribed to such term in Section 9.3(b).
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Permitted Alterations” means (a) Alterations approved in writing by Lender in accordance with Section 5.10, or (b) any Alterations that (i) shall not have a Material Adverse Effect, and (ii) do not materially expand the footprint of the Improvements.
“Permitted Encumbrances” means those certain exceptions set forth in Schedule B to the Title Policy.
“Permitted Indebtedness” means the Loan and any other indebtedness incurred (a) in the ordinary course of business for the purchase of goods or services which are payable, without interest, within sixty (60) days of billing, and (b) in connection with any Interest Rate Protection Product permitted under the Loan Documents and provided by Lender.
“Permitted Transactions” means Permitted Indebtedness, Permitted Encumbrances and Permitted Transfers.
“Permitted Transfers” means any a transfer of direct or indirect ownership in Borrower: (i) to and among the existing direct or indirect owners of Borrower; (ii) to the immediate family members of the existing direct or indirect owners of Borrower; (iii) to one or more entities that are wholly owned and Controlled, directly or indirectly, by the existing direct or indirect owners of Borrower or the immediate family members of the existing direct or indirect owners of Borrower; (iv) to trusts established for the benefit of the immediate family members of the existing direct or indirect owners of Borrower; (v) any transfers of equity interests in a publicly traded company or public company; or (vi) transfers of twenty-five percent (25%) or less indirect ownership in Borrower; provided that at all times and in all cases other than transfers under clause (v), the (a) Borrower shall provide Lender with at least ten (10) days prior written notice of such proposed transfer, and, if such Person after such transfer would hold a 10% or more direct or indirect interest in Borrower, sufficient information as to satisfy Lender’s then standard “know your customer” requirements, (b) Guarantor shall continue to Control the management and operations of Property and Borrower, (c) Universal Technical Institute Ventures, LLC, a Delaware limited liability company, shall continue to own at least 51% of direct and indirect ownership interests in Borrower, and (d) such transferee shall not be a Disqualified Transferee.
“Person” means any natural person, corporation, limited liability company, unincorporated organization, real estate investment trust, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Prime Rate” or “Wall Street Journal Prime Rate” means the rate of interest designated as the “Prime Rate” which appears in each publication of The Wall Street Journal under the designation entitled “Money Rates.” This rate of interest fluctuates and is subject to change without prior notice. If and when the Wall Street Journal Prime Rate changes, the rate of interest on the Loan will automatically change effective on the date of any such change, without notice to Borrower. In the event that the Wall Street Journal Prime Rate cannot be ascertained from publication of The Wall Street Journal, the rate of interest which shall be used in substitution thereof and until such time as the Wall Street Journal Prime Rate can be ascertained by reference to The Wall Street Journal shall be a rate equal to the average of the prime rate of interest announced from time to time by three (3) New York banks selected by the Lender in its sole and absolute discretion.
“Proceeds” means insurance proceeds and/or any compensation, awards and other payments or relief payable as a result of any Casualty or Condemnation.
“Prohibited Distributions” means any Distributions made (a) at any time that an Event of Default exists, or (b) if, after giving effect to such Distribution, an Event of Default would arise from such Distribution or (c) at the time of and after giving effect to such distribution, the Debt Service Coverage Ratio shall be less than 1.20:1.00.
“Project Documents” means the Property Management Agreement, and any other contracts and agreements relating to the ownership, operation, brokerage, sales, operation, management, parking, maintenance and leasing of the Property or any portion thereof.

“Property” means the real property located at 2611 Corporate West Drive, Lisle, Illinois 60532 which property is more particularly described in Exhibit A attached hereto, together with the Improvements now or hereafter located thereon, and all other property secured by the Mortgage and the other Loan Documents.
“Property Benefits” means any other easements, tax incentives, and other benefits attributable to the ownership or operation of the Property.
“Related Part(y)(ies)” means, with respect to any Person, (a) all direct and indirect members, partners, shareholders or other owners of such Person that individually own more than twenty-five percent (25%) interest in such Person, (b) all directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person, (c) any subsidiaries of such Person, (d) any Affiliate of such Person that own more than twenty-five percent (25%) interest in such Person
“Rents” means the rents, additional rents and other consideration payable to Borrower under the terms of a Lease.
“Required DSCR” means 1.20:1.00.
“Restorable Condemnation” means a partial Condemnation of the Property which is capable, in Lender’s determination, of Restoration.
“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, such that, after giving effect to such repair or restoration, the Property shall constitute a complete, economically viable architectural unit of substantially the same usefulness, design and construction and fully functional for the same purposes and uses as existed prior to the Casualty or Condemnation, together with any Permitted Alterations.
“Sanctions” means any sanctions administered or enforced by the United States government (including, without limitation, Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority.
“Single Purpose Entity” means a corporation, limited partnership or limited liability company, as applicable, that since the date of its formation and at all times on and after the date thereof:
(i)is and shall be organized solely for the purpose of acquiring, owning, managing and operating the Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(ii)has not engaged and shall not be engaged, in any business unrelated to the Property and has not had, does not have, and will not have any assets other than those related to the Property;
(iii)has not engaged, sought or consented to, and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a managing member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;
(iv)has maintained, and shall intend to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(v)has maintained and will maintain its accounts, books, financial statement, records, resolutions, stationary, invoices, checks and agreements separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;
(vi)has not commingled, and will not commingle, its funds or assets with those of any other Person;
(vii)has held itself out, identified itself and conducted its business and will hold itself out, identify itself and conduct its business as a separate and distinct entity under its name and has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;
(viii)has paid and will pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own funds and assets, and has maintained and will maintain a sufficient number of employees (if any) in light of its contemplated business operations, with it being understood that nothing in this clause (viii) shall limit the right of Borrower to share overhead expenses with Related Party in compliance with clause (xi);
(ix)except for Permitted Indebtedness, has not and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), provided that the foregoing shall not require (or prevent) any partners, investors, equityholders, members, affiliates or other owners of Borrower to make any capital contributions to Borrower;
(x)has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person;
(xi)has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Related Parties, including, but not limited to, paying for shared office space and services performed by any employee of any Related Party, provided, that, in each such case, there exists and is made available to Borrower sufficient cash flow from the Property to do so and that the foregoing shall not require (or prevent) any partners, investors, equityholders, members, affiliates or other owners of Borrower to make any capital contributions to Borrower;
(xii)has not pledged and will not pledge its assets for the benefit of any other Person and has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person;
(xiii)has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xiv)has not entered into or been a party to, and will not enter into or be a party to, any transaction with its Related Parties except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(xv)does not and will not have any of its obligations guaranteed by any Related Party, except as expressly provided by the Loan Documents; and
(xvi)has complied and will comply with all of the terms and provisions contained in its organizational documents.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“SOFR Advance” means an advance that bears interest at a rate based on Term SOFR.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Escrow” shall have the meaning set forth in Section 5.6(a).
“Term SOFR” shall mean, for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date (defined below) with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR is or will be hedged with a swap, the floor rate shall be waived.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Title Company” means Chicago Title Insurance Company.
“Title Policy” means that certain title insurance policy issued by Title Company, insuring the Mortgage as a first lien on the Property, subject only to the Permitted Encumbrances.
“UCC” means the Uniform Commercial Code in effect in the State of Illinois.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“UTI Lease” means that certain Lease Agreement dated August 22, 2012 by and between Borrower, as landlord, and U.T.I. OF ILLINOIS, INC., an Illinois corporation, as tenant, for the entire Property.
“Withholding Agent” means any Loan Party or Lender.
Section 1.2Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any Legal Requirement herein shall, unless otherwise specified, refer to such Legal Requirement as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
Conditions Precedent
Borrower agrees that, in addition to all other conditions set forth herein, the making of the Loan is conditioned upon the fulfillment of each of the following conditions, subject, however, to the right of Lender to waive any one or more of such conditions in whole or in part and provided that if the Lender has made the Loan to Borrower, Lender shall be deemed to have approved or waived each of the following conditions:
Section 2.1Payment of Fees and Expenses. Borrower shall have paid the Upfront Fee and all other fees and expenses (including Lender’s counsel’s fees) required to be paid by Borrower as of the Effective Date in connection with the Loan.
Section 2.2Loan Documents. Each of the Loan Documents shall be satisfactory in form, content, substance and manner of execution and delivery to Lender and its counsel and shall have been duly executed and delivered by all parties thereto.
Section 2.3Financial Matters. Lender shall have received, and in its sole discretion approved:
(a)Financial Statements. Financial statements from Borrower and Guarantor complying with the standards set forth in Section 5.1.
(b)Loan-to-Value Ratio. Evidence that the Property’s “as-is” Loan-to-Value Ratio is not in excess of 75.0%.
Section 2.4Third Party Reports. Lender shall have received, and in its sole discretion approved, each of the following third party reports, each of which shall be addressed to Lender:
(a)Appraisal. An Appraisal of the Property demonstrating compliance with the requirements of Section 2.3(b).
(b)Property Condition Report. A property condition report to the effect that the Property is in good repair and safe condition with no structural deficiencies and no material need for repairs or replacements, except in the ordinary course of business.
(c)Environmental Report. The Environmental Report.
(d)Other Certifications. Such other certificates, opinions, surveys, and other evidence of compliance with each of the conditions herein set forth as Lender may reasonably require.
Section 2.5Real Property Due Diligence. Lender and its counsel shall have received, and in their sole discretion approved, the following:
(a)Insurance. Evidence of insurance coverages which meet the insurance requirements set forth in Section 5.2 to the satisfaction of Lender and its Consultant.
(b)Leasing Matters. A detailed and current rent roll and copies of all Leases, estoppel certificates, and subordination and non-disturbance agreements from tenants as required by Lender.
(c)Licenses and Permits. Evidence of the existence of all Licenses and Permits for the Property sufficient to allow the Property to be operated in the ordinary course of business with no violations existing under the terms thereof.

(d)Project Documents. Copies of all Project Documents, together with an assignment and subordination agreement with respect to the Property Management Agreement executed by Borrower and Property Manager.
(e)Flood Hazard Determination. A satisfactory flood hazard determination of the Property.
Section 2.6Title Matters. Lender and its counsel shall have received, and in their sole discretion approved, the following:
(a)Title Insurance. A Lender’s title insurance policy which is satisfactory to Lender and its counsel and which shall insure that the Mortgage is a valid and perfected first priority Lien on the Property.
(b)Survey. A current survey of the Property containing a certification thereon, or on a separate surveyor’s certificate, of a properly licensed surveyor acceptable to Lender, which meets Lender’s survey requirements (“Updated Survey”).
Section 2.7Entity Status Items. Lender and its counsel shall have received, and in their sole discretion approved, the following:
(a)Borrower’s Organizational Documents. The Organizational Documents for Borrower and for each owner of a direct or indirect interest in Borrower, to the extent deemed necessary by Lender, and a certificate evidencing the good standing of Borrower and authorization of Borrower to conduct business in the State of Illinois and, to the extent deemed necessary by Lender, a certificate evidencing the good standing of each owner of a direct or indirect interest in Borrower.
(b)Guarantor’s Organizational Documents. The Organizational Documents for the Guarantor and for each owner of a direct or indirect interest in Guarantor, to the extent deemed necessary by Lender, and a certificate evidencing the good standing of Guarantor and, to the extent deemed necessary by Lender, a certificate evidencing the good standing of each owner of a direct or indirect interest in Guarantor.
(c)Consents and Authorizations. Copies of all Organizational Consent Documents for (A) Borrower and for each owner of a direct or indirect interest in Borrower, to the extent deemed necessary by Lender and (B) Guarantor and for each owner of a direct or indirect interest in Guarantor, to the extent deemed necessary by Lender.
(d)Legal Opinion. Legal opinion letter(s) from counsel representing Borrower and Guarantor.
(e)Searches. UCC, tax lien, judgment, bankruptcy and Patriot Act searches against Borrower and Guarantor.
(f)Beneficial Ownership Certificate. (a) Documentation and other information requested by Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT ACT, and (b) a Beneficial Ownership Certification in relation to Borrower pursuant to the Beneficial Ownership Regulation.
Section 2.8Compliance Prerequisites. The following additional conditions shall be satisfied:
(a)No Event of Default. No Event of Default shall have occurred or other event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.
(b)Warranties and Representations Accurate. All warranties and representations made by or on behalf of any of Borrower or Guarantor to Lender shall be true, accurate and complete and shall not omit any material fact necessary to make the same not misleading.

(c)Condition of Property. No Casualty shall have occurred or other condition which is not disclosed in the property condition report referenced in Section 2.4(b).
(d)No Condemnation. No Condemnation shall have occurred nor shall there be any threat of such a Condemnation.
(e)No Material Change. No Material Adverse Change shall have occurred since the date of their respective financial statements most recently delivered to Lender prior to the date hereof.
(f)No Other Liens; Taxes and Municipal Charges Current. The Property shall not be subject to any Lien, whether inferior or superior to the Loan Documents, except in respect of (a) real estate taxes and personal property taxes not yet due and payable; and (b) Permitted Encumbrances.
(g)Compliance With Law. Lender shall have received and independently approved evidence that the Property complies with all applicable Legal Requirements and the provisions of all applicable Licenses and Permits, and there are no outstanding and uncured violations of any applicable Legal Requirements.
ARTICLE III
Loan Terms
Section 3.1The Loan.
(a)Agreement to Lend and Borrow. Subject to satisfaction of the conditions set forth in Article II and all of other the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, Lender agrees to make the Loan and Borrower agrees to accept and repay the Loan.
(b)Term of Loan. The Loan shall be for a term commencing on the date hereof and ending on the Maturity Date.
(c)Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
(d)The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.
(e)Use of proceeds. Borrower shall use the proceeds of the Loan to (a) retire the existing loan secured by the Property, (b) to pay the costs and expenses incident to closing the Loan, (c) for other general business purposes of Borrower, (d) make such deposits of reserve funds on the date hereof in the amounts as may be provided herein, and (e) for distributions to the principals of Borrower.
Section 3.2Deleted.
Section 3.3Interest Rate.
(a)Interest Rate. Principal amounts outstanding under the Loan shall bear interest at the Interest Rate in accordance with Section 3.5.
(b)Default Rate. Notwithstanding Section 3.3(a), from and after (i) the occurrence and during the continuance of any Event of Default or (ii) the Maturity Date, all principal amounts outstanding under the Loan shall, at the option of Lender, bear interest at the Default Rate.
(c)Computation of Interest. All interest hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the first day, but excluding the last day).

(d)Maximum Rate. Notwithstanding anything herein to the contrary (including, without limitation, Section 3.3(b)), if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable Legal Requirements (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lender, the rate of interest payable in respect of the Loan, together with all related Charges, shall be limited to the Maximum Rate. To the extent lawful, the interest and Charges that would have been payable as a result of the operation of this Section 3.3(d) shall be cumulated and the interest and Charges payable to Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Interest Rate to the date of repayment, shall have been received by Lender.
Section 3.4Payments.
(a)Interest Payments. Accrued interest shall be payable in arrears on each Interest Payment Date; provided that: (i) interest accrued at the Default Rate shall be payable on demand, and (ii) in the event of any prepayment of all or any portion of the Loan, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment.
(b)Amortization Payments; Final Payment at Maturity. In addition to monthly payments of interest as provided for herein, commencing as of May 1, 2023, Borrower shall make monthly principal payments on each Interest Payment Date equal to the Monthly Amortization Payment Amount. On the Maturity Date, all accrued interest, principal and other charges due with respect to the Loan shall be due and payable in full.
(c)Early Prepayment. Borrower shall have the right at any time and from time to time to prepay the Loan in whole or in part, without premium or penalty (but with the payment of any amount due under Section 3.8 or in connection with any Interest Rate Protection Product), provided that (i) Borrower delivers prior written notice of its intention thereof in accordance with Section 9.1 at least ten (10) days prior to the date on which such prepayment is to be made and (ii) Borrower pays to Lender, simultaneously with such prepayment, any Additional Interest due in connection with such prepayment, and (iii) each principal prepayment shall not be less than $1,000,000.00. Each notice of prepayment shall be irrevocable.
(d)Application of Payments. All payments received by Lender hereunder shall be applied first, to the payment of accrued interest on the principal amount outstanding, second, to the payment of any fees, costs, expenses or charges then payable by Borrower to Lender under this Agreement or the other Loan Documents, and third, to the payment of principal then due hereunder and any Additional Interest then due to Lender or any Affiliate of Lender, on a pari passu basis. Any partial prepayment of principal shall be applied to the installments of principal due in the inverse order of maturity, and no such partial prepayment shall relieve Borrower of the obligation to pay each subsequent installment of principal when due. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, Lender shall have the right to apply repayments and proceeds of collateral to the Obligations in any order, in its sole discretion.
(e)Timing of Payments; Auto-Debit. Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 3, or otherwise) prior to 2:00 P.M., Chicago time, on the date when due, in immediately available funds, without deduction, setoff or counterclaim. Payments received after 2:00 P.M., Chicago time shall be deemed received on the next Business Day. Borrower hereby authorizes Lender to automatically debit account no. ending in -3200 at the Lender maintained by Borrower for the payment of any amounts due hereunder, the other Loan Documents or any Interest Rate Protection Product with the Lender or an Affiliate of Lender. Debits for monthly interest and amortization payments and payments of any applicable fees shall be made on each Interest Payment Date unless other arrangements are agreed to in writing.
(f)Extensions for Non-Business Days. If any payment hereunder shall fall due on a day that is not a Business Day, the date of payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension, unless the next succeeding Business Day is in the next calendar month in which case such payment shall be made on the first preceding Business Day.
(g)Billings. Lender may submit monthly billings reflecting payments due. Neither the failure of Lender to submit a billing nor any error in any such billing shall excuse Borrower from the obligation to make full payment of all Borrower’s payment obligations when due.
(h)Acceleration. Upon any acceleration of the Loan pursuant to this Agreement, all principal, accrued interest and costs and expenses shall be due and payable together with interest on such principal at the Default Rate.
(i)Late Charges. Other than the final payment of principal due upon maturity, whether by acceleration or otherwise, if a payment is not made within ten (10) days of the date when due as required under this Agreement or under any of the other Loan Documents, Borrower shall be charged 5.00% of the unpaid portion of such payment.
Section 1.5Interest Rate Computation.
The outstanding principal balance of the Loan shall bear interest at a fluctuating rate per annum equal to the Interest Rate in effect on the first day of the applicable Interest Period; provided, however, that in no event shall the Interest Rate applicable to advances hereunder be less than 2.00% per annum; provided further, however, to the extent that Borrower is or will be hedging the Term SOFR with a swap, the floor rate shall be waived by Bank.
Upon Borrower’s request, Lender shall give notice to Borrower of the Term SOFR as determined or adjusted for each Interest Period in accordance herewith, which determination or adjustment shall be conclusive absent manifest error. All interest hereunder on any advance shall be computed on a daily basis based upon the outstanding principal amount of such advance as of the applicable date of determination.
In the event Lender shall have determined that by reason of circumstances affecting the Term SOFR, adequate and reasonable means do not exist for ascertaining the Term SOFR for any Interest Period with respect to any advance hereunder, the per annum rate of interest (the “Alternate Rate”) applicable to such advance during such Interest Period shall be equal to 2.00% above the Wall Street Journal Prime Rate, subject to the minimum rate of interest specified in the first paragraph of this Section.

If, after the date of this Agreement, Lender shall determine (which determination shall be final and conclusive) that any Change in Law (defined below) shall make it impossible or unlawful for Lender to make, fund or maintain SOFR Advances for this Loan and for other loans made by Lender for similarly situated borrowers, then Lender shall notify Borrower. From the date of such notice until Lender notifies Borrower that the circumstances giving rise to such determination no longer apply, then (i) any obligation of Lender contained herein or in any agreement of Lender to make available SOFR Advances shall immediately be suspended, and (ii) any such SOFR Advances then outstanding shall instead bear interest, at Lender’s option, at the Alternate Rate, such change taking effect either (x) on the last day of the then current Interest Period if Lender may lawfully continue to maintain SOFR Advances to such day, or (y) immediately if Lender may not lawfully continue to maintain SOFR Advances. Upon the occurrence of any of the foregoing events, Borrower shall pay to Lender immediately upon demand such amounts as may be necessary to compensate Lender for any fines, fees, charges, penalties or other costs incurred or payable by Lender as a result thereof and which are attributable to any SOFR Advances made available to Borrower hereunder, and any reasonable allocation made by Lender among its operations shall be conclusive and binding upon Borrower. For avoidance of doubt, Lender shall be entitled to exercise its rights under this paragraph and Borrower shall only be obligated to pay Lender hereunder, if Lender is taking the same actions for similarly situated borrowers.
Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

Section 1.6Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Lender shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower or any other party to any other Loan Document. Lender shall promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 1.7Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:
(a)Replacing Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the tenth (10th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower without any amendment to this Agreement or any other Loan Document, or further action or consent of Borrower. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Borrower may revoke any request for a borrowing of, or continuation of advances to be made or continued that would bear interest by reference to such Benchmark until Borrower’s receipt of notice from Lender that a Benchmark Replacement has replaced such Benchmark, and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to advances bearing interest at the Prime Rate.
(b)Subsequent Rate Conversion. At any time following the effectiveness of a Benchmark Replacement in accordance with this Section, Lender shall have the right, by providing written notice to Borrower, to convert the then-current Benchmark to a different Alternative Rate in accordance with and subject to the conditions set forth in clause (1) of the definition of “Benchmark Replacement.” Such Alternative Rate shall be deemed to be a “Benchmark Replacement” hereunder and will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the tenth (10th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower without any amendment to this Agreement or any other Loan Document, or further action or consent of Borrower.
(c)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or such other Loan Document.
(d)Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes; provided that any failure to so notify will not affect Lender’s rights hereunder. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
(e)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate), then Lender may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) Lender may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(f)Disclaimer. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration, submission, calculation of or any other matter related to the rates in the definition of “Term SOFR” or with respect to any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any Benchmark or any Benchmark Replacement or the effect, implementation or composition of any Conforming Changes (defined above)) and including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant hereto, will be similar to, or produce the same value or economic equivalence of, such Benchmark or any other Benchmark or have the same volume or liquidity as did such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the impact or effect of such alternative, successor or replacement reference rate or Conforming Changes on any other financial products or agreements in effect or offered to any obligor or any of their respective affiliates, including, without limitation, any Swap Obligation or Hedging Agreement (as defined in the Loan Documents).
(g)Definitions.
“AMERIBOR” shall mean, for the corresponding tenor, the arithmetic average AMERIBOR benchmark interest rate as provided by American Financial Exchange, LLC as administrator of the benchmark (or a successor administrator) to, and published by, authorized distributors of AMERIBOR.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, the “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” shall mean, for any Available Tenor:

(1)For purposes of clause (a) or (b) of this Section, any of the alternative rates set forth below, in any combination of choices or in such order of priority as Lender shall determine in its sole and absolute discretion and which is (i) administratively feasible for Lender to establish and provide to its customers and (ii) a primary rate being utilized by banks in the New York lending market (each, an “Alternative Rate”):

(i)    the sum of: (i) Daily Simple SOFR and (ii) an adjustment (which may be a positive or negative value or zero) that has been selected by Lender, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; or
(ii)    the sum of (i) Daily Compounded SOFR and (ii) an adjustment (which may be a positive or negative value or zero) that has been selected by Lender, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; or

(iii)    the sum of (i) Term BSBY and (ii) an adjustment (which may be a positive or negative value or zero) that has been selected by Lender, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; or
(iv)    the sum of (i) AMERIBOR and (ii) an adjustment (which may be a positive or negative value or zero) that has been selected by Lender, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; or
(v)    the sum of (i) any SOFR Average and (ii) an adjustment (which may be a positive or negative value or zero) that has been selected by Lender, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; or
(vi) any other reference rate reasonably selected by Lender that Lender in its sole discretion commences to offer to its customers generally; or
(vii) if no available reference rate satisfies the requirements set forth in this paragraph 1 and in the provisos below, the Prime Rate;
provided that, in the case of clauses 1(iii), 1(iv), 1(v) or 1(vi) above, the relevant Alternative Rate is displayed on a screen or other information service selected by Lender in its reasonable discretion;
provided, further, that in the event any of the advances is hedged pursuant to one or more Swap Agreements (the “Hedged Exposure”), then the Benchmark Replacement for such Hedged Exposure shall have the meaning in effect from time to time ascribed to the “Floating Rate Option” under the relevant Confirmation(s) (as each of such terms is defined in the related Swap Agreement); and
provided, further, that, if the Benchmark Replacement as determined pursuant to clause (1) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents, provided, however, such Floor shall not apply for the portion of the Loan which is hedged pursuant to one or more Swap Agreements unless such Swap Agreement has a floor in which case the Floor shall apply while the floor applies under the Swap Agreement.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide all Available Tenors of such Benchmark; or (b) in the case of clause (b) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark has been determined and announced by or on behalf of the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark to be non-representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (b) and even if any Available Tenor of such Benchmark continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark.
“Benchmark Transition Event” shall mean, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR, or with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including without limitation changes to the definition of “Prime Rate”, the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Lender decides in its sole discretion may be necessary or appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender reasonably decides is necessary in connection with the administration of this Agreement and the other Loan Documents).
“Daily Compounded SOFR” shall mean, for any day, SOFR, with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by Lender in accordance with the methodology and conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Compounded SOFR” for bilateral business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR Average” shall mean a rate per annum equal to any of the 30-day, 90-day or 180-day rolling compounded averages of SOFR published on such Business Day by the Federal Reserve Bank of New York (or a successor administrator of the compounded average SOFR rates) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the compounded average SOFR rates identified as such by the administrator of the compounded average SOFR rates from time to time).
“Term BSBY” shall mean, for the applicable corresponding tenor, the Bloomberg Short-Term Bank Yield Index provided by Bloomberg Index Services Limited as administrator of the benchmark (or a successor administrator)
Section 3.8    Indemnified Taxes.

(i)Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable Legal Requirements (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.8), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(ii)Payment of Other Taxes. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirements, or at the option of Lender timely reimburse it for, any Other Taxes.
(iii)Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 3.8, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(iv)Indemnification by Borrower. Borrower shall indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
(v)Status of Lender. If at any time Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by Borrower, Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (1) and (2) below) shall not be required if in Lender's reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender. Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person, (1) Lender shall deliver to Borrower, from time to time upon the reasonable request of Borrower, executed originals of IRS Form W-9 certifying that Lender is exempt from U.S. Federal backup withholding tax; and (2) if a payment made to Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Lender has complied with Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of clause (2) above, "FATCA" shall include any amendments made to FATCA after the date of this Agreement. Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
(vi)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.8 (including by the payment of additional amounts pursuant to this Section 3.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(vii)Defined Terms. For purposes of this Section 3.8, the term “applicable law” includes FATCA.
(b)Mitigation Obligations. If Lender requests compensation under Section 3.8, or if Borrower is required to pay any Indemnified Taxes or additional amounts to Lender or any Governmental Authority for the account of Lender pursuant to Section 3.8, then Lender shall use reasonable efforts to designate a different lending office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.8 in the future and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.
(c)Certificate for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in Section 3.8, shall be delivered to Borrower and shall be conclusive and binding for all purposes absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delay in Request for Reimbursement. Failure or delay on the part of Lender to demand compensation pursuant to this Section 3.8 shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to Section 3.8 for any increased costs or reductions incurred more than 270 days prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if any Change in Law giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof; provided further that Lender shall have made the same request for payment of increases costs or reductions from similarly situated borrowers.
(e)Invalidity or Inapplicability. This Section 3.8 shall be available to Lender (or such holding company) regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.
(f)Survival. Borrower’s obligations under this Section 3.8, shall survive the termination of this Agreement and the repayment of the Obligations.
Section 1.9Additional Interest. Borrower shall compensate Lender or any Affiliate of Lender providing an Interest Rate Protection Product for any Additional Interest that may be payable thereunder in accordance with the terms of such Interest Rate Protection Product.
ARTICLE IV
Representations and Warranties
Borrower represents and warrants to Lender for the express purpose of inducing Lender to enter into this Agreement, to make the Loan, and to otherwise complete all of the transactions contemplated hereby, that as of the date of this Agreement, upon the date the Loan is funded, as follows:

Section 4.1Financial Information and Condition.
(a)Financial Statements. True, accurate and complete financial statements of Borrower and Guarantor have been delivered to Lender and the same fairly present the financial condition and operations of Borrower and Guarantor as of the dates thereof, in all material respects.
(b)Tax Filings. Borrower and Guarantor have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower or Guarantor.
(c)Financial Condition. Borrower has (a) not entered into the transactions contemplated by this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.
(d)Solvency. No petition under any Bankruptcy Laws has been filed against any Loan Party, nor any of their Related Parties, and neither Loan Party nor any of their Related Parties have ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither any Loan Party nor any of their Related Parties are contemplating either the filing of a petition by it under any Bankruptcy Laws or the liquidation of all or any portion of any Loan Party’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such a petition against any Loan Party or any of their Related Parties.
(e)No Material Adverse Change. There has been no Material Adverse Change in the financial statements of the Borrower since the date of their respective last financial statements most recently delivered to Lender.
Section 4.2Entity Representations.
(a)Borrower’s Entity Status. Borrower is and has always been a limited liability company duly organized under the laws of the State of Delaware and is duly qualified to do business in, and is in good standing under the laws of, the State of Illinois. Borrower is and has been at all times been a Single Purpose Entity. Borrower has all requisite power and authority to conduct its business and to own or lease its property, as now conducted or owned or leased, and as contemplated by this Agreement and the other Loan Documents. A true and complete description of all direct and indirect ownership interests in and to Borrower, for any individual owner that has a 25% or more interest in Borrower, is listed in Exhibit B. The sole Managing Person of Borrower is as identified on Exhibit B. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
(b)Authorization. Borrower has all requisite power and authority (i) to enter into, execute and deliver this Agreement and each other Loan Document to which it is or will be a party, (ii) to borrow the Loan, (iii) to grant to Lender, pursuant to the Loan Documents, a security interest and lien upon the Property, and (iv) to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper action.
(c)Valid and Binding. Each of the Loan Documents constitutes legal, valid and binding obligations of Borrower and, as applicable, Guarantor, subject only to laws of general application affecting the rights and remedies of creditors.
(d)No Litigation. There is no litigation now pending, or to Borrower’s knowledge, threatened against Borrower or Guarantor which, if adversely decided, could have a Material Adverse Effect.
(e)No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and/or Guarantor, as applicable, and the consummation of the Loan and the transactions contemplated in this Agreement and the other Loan Documents, will not (i) except for Liens created by the Loan Documents, result in the creation or imposition of any Lien upon the Property or any of the other property or assets of Borrower, (ii) conflict with or result in a breach or default of any of the terms or provisions of any contract, agreement, organizational document or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, (iii) violate or conflict with any Legal Requirements, or (iv) require the consent or approval of any Governmental Authority or any other party which has not been obtained.
(f)Project Documents. To Borrower’s knowledge, Borrower is not in default of, and the execution of this Agreement and the recordation of the Loan Documents to be recorded shall not violate, any term, covenant or condition set forth in the Project Documents. Borrower shall comply with all of the materials terms and conditions set forth in the Project Documents and shall, promptly upon its receipt thereof, provide Lender with prompt written notice of any material default thereunder. If requested by Lender, Borrower shall use reasonable efforts to obtain for Lender such estoppel certifications, and shall deliver such notices with respect to the existence of the Loan and the rights of Lender as a mortgagee, as may be required or permitted under the terms of the Project Documents.
(g)Other Agreements. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than the obligations under the Loan Documents.
(h)Background Information and Certificates. All of the factual information contained in this Agreement, the Exhibits hereto and the other Loan Documents, and in the certificates and opinions furnished to Lender by or on behalf of Borrower in connection with the Property or the Loan, is true, accurate and complete in all material respects, and omits no material fact necessary to make the same not misleading.
(i)Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.
(j)Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except JLL. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any person that such person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein.
Section 4.3Property Representations.
(a)Property and Improvements. Except for any Permitted Encumbrances, Borrower is the lawful fee owner of the Property and the Improvements, free and clear of all Liens of any nature whatsoever.
(b)Leases. All Leases are in full force and effect, and true and complete copies thereof together with all amendments and modifications thereof have been previously delivered to Lender. The Leases have not been further amended or changed in any respect and are enforceable in accordance with the terms thereof, subject, however, to the terms of the Loan Documents. No default exists on the part of any tenant under any Lease or Borrower as lessor in the performance on the part of either of the terms, covenants, provisions or agreements contained in such Lease. Borrower knows of no condition which with the giving of notice or the passage of time or both would constitute a default on the part of any of the tenant or Borrower under any of the Leases. Borrower has not received any notice of default, notice of any right of off-set, or notice of any other material event with respect to any Lease, nor has any tenant paid to Borrower or any other party on behalf of Borrower any rental or other payments due under any Lease prior to the due date thereof.

(c)Compliance With Legal Requirements. To Borrower’s knowledge, the Property is in full compliance with, and shall continue to comply with, all applicable Legal Requirements and any and all covenants, conditions, restrictions or other matters which materially affect the Property.
(d)Licenses and Permits. To Borrower’s knowledge, all Licenses and Permits which are required for the ownership, operation and occupancy of the Property have been duly and properly obtained, and will remain in full force and effect, and have been, and shall be, complied with in all material respects.
(e)Project Documents. To Borrower’s knowledge, all of the Project Documents are in full force in effect with no material defaults thereunder, are terminable upon not more than thirty (30) days prior notice.
(f)Utilities. All utility services necessary for the occupancy of the Property and the operation thereof for their intended purpose are available at the Property including, without limitation, water supply, storm and sanitary sewer facilities, gas, electrical, internet, cable and telephone facilities.
(g)Encroachments. Except for Permitted Encumbrances or as identified in the Title Policy or Updated Survey, there are no encroachments on the Property and the Improvements do not encroach upon any adjoining land or adjoining street.
(h)Property Benefits. To Borrower’s Knowledge, all of the Property Benefits (if any) are in full force in effect with no material defaults thereunder.
(i)Separate Tax Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.
Section 4.4Compliance with Loan Documents.
(a)No Event of Default. No Event of Default has occurred or other event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.
(b)Conditions Satisfied. All of the conditions precedent to closing and funding the Loan set forth in Article H have been satisfied.
(c)Guarantor’s Warranties and Representations. Borrower has no reason to believe that any warranties or representations made in writing by Guarantor to Lender is untrue, incomplete or misleading in any respect.
Section 1.5Compliance with Law.
(a)Accessibility Laws. Borrower represents and warrants to Lender that, to Borrower’s knowledge, the Property is in full compliance with all Accessibility Laws.
(b)Environmental Laws. (i) Except as may be set forth in the Environmental Report, (i) no Hazardous Material has been generated, treated, stored (other than Operating Supplies) or disposed of, or otherwise deposited in or located on, under or about the Property, including without limitation the surface and subsurface waters of the Property; (ii) except as may be set forth in the Environmental Report, no activity has been undertaken on the Property which would cause any Hazardous Material to be generated, treated, stored or disposed of, or otherwise deposited in or located on, under or about the Property or any surface or subsurface waters thereof in violation of any applicable Environmental Law; (iii) no claim under any applicable Environmental Law is pending or threatened and no penalty arising under any applicable Environmental Law has been assessed, against Borrower, the Property or any Person whose liability for any such claim Borrower may be legally or contractually liable, and no investigation or review is pending or threatened by any Governmental Authority, citizens group or other Person with respect to any alleged violation by Borrower of, or failure of the Property to be in compliance with, any applicable Environmental Law with respect to the Property; (iv) Borrower is in possession of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership of the Property; (v) except as may be set forth in the Environmental Report, there are no substances or conditions in or on the Property which may support a claim or cause of action any Environmental Law; (vi) except as may be set forth in the Environmental Report, no underground storage tanks now or previously containing any Hazardous Material, or underground deposits of any Hazardous Material, are located on or under the Property; (vii) except as may be set forth in the Environmental Report, no asbestos is located on the Property; and (viii) except as may be set forth in the Environmental Report, there have been no environmental investigations, studies, audits reviews or other analyses conducted by, or that are in the possession of, Borrower in relation to the Property which have not been made available to Lender.
(c)Deferred Compensation and ERISA. Borrower does not have any ERISA Plan, and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any ERISA Plan. The making of the Loan, the performance by Borrower of its obligations under the Loan Documents and Borrower’s conducting of its operations do not and will not violate any provisions of ERISA.
(d)Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws. None of Borrower or its Related Parties is a Person that is, or is owned or Controlled by Persons that are: (i) the subject of Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. Each of Borrower and its subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and each such subsidiary with Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws. The operations of Borrower and its subsidiaries are and have been conducted at all times in compliance with all applicable Anti-Corruption Laws and Anti-Terrorism Laws and no action, suit or proceeding by or before any Governmental Authority involving Borrower or any of its subsidiaries with respect to any potential violation of the Anti-Corruption Laws or Anti-Terrorism Laws is pending, or to the knowledge of Borrower threatened. Borrower has provided to Lender all information regarding Borrower and its Related Parties necessary for Lender to comply with “know your customer” and Anti-Terrorism Laws and such information is correct.
(e)Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
ARTICLE V
Covenants
Borrower covenants and agrees that from the date hereof and so long as any Obligations remain outstanding:
Section 5.1Information Covenants. Borrower shall maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to Lender all of the following which must be satisfactory in form and substance to Lender:
(a)Operating Statements. As soon as available but in any event within sixty (60) days after the end of each calendar quarter, Borrower shall deliver to Lender: (1) accurate and complete unaudited operating statements of Borrower setting forth all revenues and expenses from all sources relating to the operation of the Property, and (ii) such other financial information as Lender shall reasonably require. All such statements of Borrower must be reasonably satisfactory in form and substance to Lender and shall be certified by the chief financial officer of Borrower to be true and complete as of the date so delivered.
(b)Financial Statements of Borrower. As soon as available, but in any event within sixty (60) days after the end of each fiscal year, a copy of Borrower’s unaudited balance sheet and company prepared financial statements as at the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. The balance sheet and financial statements shall be certified by the chief financial officer of Borrower to be true and correct to the best of his or her knowledge, which certification shall to the best of such officer’s knowledge, that such financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such certification.
(c)DSCR Calculation Certificate. As soon as available but in any event not later than the date on which the operating statements are required to be delivered pursuant to Section 5.1(a), a statement in form and substance satisfactory to Lender, certified by the chief financial officer of Borrower (or such other officer of Borrower acceptable to Lender) to be true and correct, setting forth the calculations of NOI, Debt Service, Debt Service Coverage Ratio and Net Cash Flow as of the last day of the 12-month period ending on the applicable DSCR Determination Date and containing such back-up information and documentation as Lender shall reasonably require.
(d)Financial Statements of Guarantor. As soon as available, but in any event within thirty (30) days after filing, the form 10-Q filed with the SEC and thirty (30) after filing, the form 10K filed with the SEC.
(e)Tax Returns of Guarantor. As soon as available, but in any event within thirty (30) days after filing, copies of Guarantor’s federal income tax returns with all supporting schedules.
(f)Intentionally Omitted.
(g)Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 5.1(a) and (b) as of June 30 and December 31 of each year, a certificate of the chief financial officer, to the effect that, to the best of his or her knowledge, no Event of Default has occurred and is continuing or, if any Event of Default has occurred and is continuing, specifying the nature and extent thereof and any actions taken or proposed to be taken with respect to any such Event of Default.
(h)Appraisals. Upon the occurrence of an Event of Default or an amendment to the Loan, Lender shall order an Appraisal of the Property to be prepared at Borrower’s sole cost and expense by an Appraiser. Borrower shall promptly pay to Lender upon demand the cost of any appraisal, which payment shall be applied by Lender as a reimbursement to itself if Lender prepared or obtained the Appraisal, or if Lender previously paid an Appraiser for any reason.
(i)Environmental Audits. Within thirty (30) days after written notice from Lender, an environmental audit or assessment of the Property of the type and scope specified by Lender to be prepared at Borrower’s sole cost and expense by an environmental engineer or consultant approved by Lender, which requirement for an environmental audit or assessment may be invoked by Lender from time to time if (i) Lender reasonably believes that there may have been a release of Hazardous Materials at the Property, that any representation in Section 4.5(b) is incorrect or that Borrower has failed to comply with any of its covenants or agreements set forth in Section 5.14(c) or (ii) any Event of Default has occurred and is continuing. Borrower shall promptly pay to Lender the entire cost of any environmental audit or assessment relating to the Property upon demand, which payment shall be applied by Lender as a reimbursement to itself if Lender prepared or caused any such environmental audit or assessment to be obtained, or if Lender previously paid an environmental engineer or consultant for any reason.
(j)Tax Statements. Within fifteen (15) days after Lender’s request therefor, deliver to Lender a certification of Borrower’s payment of each real estate tax and assessment or payment in lieu thereof on the due date thereof, and this shall be supplemented by a copy of the duly receipted tax bill.
(k)Other Indebtedness/Events of Default. Prompt written notice to Lender if: (i) any indebtedness of Borrower is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, (ii) a default shall have occurred under any note or other evidence of indebtedness or the holder of any such note or other evidence of indebtedness has the right to declare any such indebtedness due and payable prior to its stated maturity as a result of such default, or (iii) there shall occur any Event of Default, or any event which, after the passage of time and/or the giving of notice, or both, would become an Event of Default.

(l)Notices from Governmental Authority. Prompt written notice of: (i) any material litigation or governmental proceedings pending or threatened against Borrower or any material citation, summons, subpoena, order to show cause, municipal violation or other order relating to the Property naming Borrower or the Property a party to any proceeding before any Governmental Authority, (ii) any lapse or other termination of any material license, certificate, permit, franchise or other authorization issued to Borrower or the Property by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any such material license, permit, certificate, franchise or other authorization, (iv) any material dispute between Borrower and any Governmental Authority or Person, (v) any order, notice, claim, or proceeding received by, or brought against Borrower, or with respect to the Property or any part thereof, under or in connection with any Environmental Law; or (vi) material failure of the Property to comply with applicable building codes. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
(m)Other Information. With reasonable promptness after written request by Lender, (i) such other financial and other information with respect to Borrower, Guarantor and /or the Property as Lender may reasonably request from time to time. With reasonable promptness after written request by Lender; or (ii) information and documentation, including an updated Beneficial Ownership Certification, reasonably requested by Lender or any proposed assignee of Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws, including the Beneficial Ownership Regulation.
(n)Borrower’s Statement. Within ten (10) days after written request from Lender but in no event more than once per calendar year, a written statement duly acknowledged of the amount due whether for principal or interest on the Loan and whether any offsets or defenses or counterclaims exist against the Obligations and, if any are alleged to exist, the amount and nature of each such offset or defense or counterclaim shall be set forth in full detail.
Section 5.2Financial Covenants.
(a)Fixed Charge Coverage Ratio. Guarantor shall, as of any FCCR Determination Date, have achieved a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00. The foregoing covenants may be tested by Lender on no more than a quarterly basis. Guarantor shall provide an executed compliance certificate evidencing compliance with the foregoing at the same time Guarantor provides the financial statements required by the Section 5.1(d) hereof.
(b)Total Indebtedness Ratio. Guarantor shall, at all times, maintain a trailing 12-month Indebtedness to Adjusted EBITDA ratio of not more than 3.50 to 1.00. The foregoing covenants may be tested by Lender on no more than an annual basis. Guarantor shall provide an executed compliance certificate evidencing compliance with the foregoing at the same time Guarantor provides the financial statements required by the Section 5.1(d) hereof.
Section 5.3Insurance Requirements.
(a)Required Coverages. Borrower shall at all times provide and maintain the following insurance coverages with respect to the Property issued by companies qualified to do business in the State of Illinois, having a Best’s Rating of not less than A-VI and otherwise acceptable to Lender in its sole discretion:
(i)All-Risk. Physical insurance on an all-risk basis without exception (including, without limitation, flood required if property is in a “Special Flood Hazard Area” A or V), vandalism and malicious mischief, earthquake, collapse, boiler explosion, sprinkler coverage, cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage) covering all the real estate, fixtures and personal property to the extent of the full insurable value thereof, having replacement cost and agreed amount endorsements in an amount and with deductibles approved by Lender.

(ii)Business Interruption. Rent loss or business interruption insurance in an amount equal to one year’s projected rentals or gross revenues, either as a separate policy or as part of the policy referred to in subsection (i) above.
(iii)Boiler and Machinery. Boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, in such amounts as are satisfactory to Lender, either as a separate policy or as part of the policy referred to in subsection (i) above.
(iv)Public Liability. Public liability insurance, with underlying and umbrella coverages totaling not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate or such other amounts as may be determined by Lender from time to time.
(v)Worker’s Compensation. Worker’s compensation, employer’s liability and other insurance required by law.
(vi)Deleted.
(vii)Flood. If all or any portion of the Property is located in a flood prone, flood risk or flood hazard area as designated pursuant to the Federal Flood Disaster Protection Act of 1973, as amended, and the regulations thereunder, or if otherwise reasonably required by Lender, flood insurance, which must be satisfactory to Lender.
(viii)Construction Coverage. During the course of any demolition, construction, renovation or repair of the Improvements (including any Alterations or Restoration), builder’s completed value risk insurance against “all risks of physical loss”, including collapse and transit coverage, during construction of such Improvements, with deductibles satisfactory to Lender, in non-reporting form, in an amount acceptable to Lender. Such policy of insurance shall contain the “permission to occupy upon completion of work or occupancy” endorsement and a waiver of coinsurance endorsement.
(ix)Other Coverages. Such other insurance coverages in such amounts as Lender may request consistent with the customary practices of prudent owners of similar properties.
(b)Evidence of Coverage. An actual insurance policy or certified copy thereof, or a binder, certificate of insurance, or other evidence of property coverage in the form of Acord 28 (Evidence of Property Coverage), Acord 25 (Certificate of Insurance), or a 30-day binder in form acceptable to Lender with an unconditional undertaking to deliver the policy or a certified copy within thirty (30) days, shall be delivered at closing of the Loan.
(c)Lender’s Coverage Requirements. Lender shall be named as first mortgagee on policies of all risk-type insurance on the Property, as loss payee on the Property and its contents, and as first mortgagee on rent-loss or business interruption coverages related thereto. With respect to public liability insurance, Lender shall be named as an additional insured with respect to the Property. Only to the extent applicable, all other required insurance coverages shall have a so-called “Lender’s endorsement” or “Lender’s loss-payable endorsement” which shall provide in substance as follows:
(i)Loss or damage, if any, under the policy shall be paid to Lender in whatever form or capacity its interest may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.
(ii)The insurance under the policy, or under any rider or endorsement attached thereto, as to the interest only of Lender, its successors and assigns, shall not be invalidated nor suspended:

(A)by any error, omission or change respecting the ownership, description, possession or location of the subject of the insurance or the interests therein or the title thereto; or
(B)by the commencement of foreclosure or similar proceedings or the giving of notice of sale of any of the property covered by the policy by virtue of any mortgage, deed of trust, or security interest; or
(C)by any breach of warranty, act, omission, neglect, or noncompliance with any provisions of the policy by the named insured, or anyone else, whether before or after a loss, which under the provisions of the policy of insurance, would invalidate or suspend the insurance as to the named insured, excluding, however, any acts or omissions of Lender while exercising active control and management of the insured property.
(iii)Insurer shall provide Lender with not less than thirty (30) days prior written notice of cancellation of the policy (for non-payment or any other reason) or of the non-renewal thereof.
(iv)The insurer reserves the right to cancel the policy at any time, but only as provided by its terms. However, in such case this policy shall continue in force for the benefit of Lender for thirty (30) days after written notice of such cancellation is received by Lender and shall then cease.
(d)Survival of Coverage. Should legal title to and beneficial ownership of any of the property covered under the policy become vested in Lender or its agents, successors or assigns, insurance under the policy shall continue for the term thereof for the benefit of Lender.
(e)Notices. All notices herein provided to be given by the insurer to Lender in connection with this policy and Lender’s loss payable endorsement shall be mailed to or delivered to Lender by certified or registered mail, return receipt requested, as follows:
Valley National Bank
350 Madison Avenue, 3rd Floor
New York, New York 10017
Attention: Lynn Tomcyzk, Loan Ops Collateral Manager

(f)Payment of Premiums. All insurance premiums shall be paid annually, in advance, and Lender shall be provided with evidence of such payment of insurance premiums prior to closing and thereafter at least thirty (30) days prior to each annual renewal or replacement of such coverages. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required hereunder, Lender may procure such insurance or single-interest insurance for such risks covering Lender’s interest, and Borrower will pay all premiums thereon promptly upon demand by Lender, and until such payment is made by Borrower the amount of all such premiums, together with interest thereon at the Default Rate shall be secured by the Mortgage.
Section 5.4Casualty and Condemnation.
(a)Casualty.
(i)Borrower’s Obligations. In the event of any Casualty, Borrower shall (i) give immediate written notice thereof to Lender, (ii) promptly commence and diligently prosecute the Restoration of the Property and (iii) pay all costs of such Restoration whether or not such costs are covered by insurance.
(ii)Adjustment of Claims. All insurance claims shall be adjusted by Borrower, at Borrower’s sole cost and expense, subject to Lender’s prior written approval; provided that, at Lender’s election but upon prior notice to Borrower, Lender shall have the right to join Borrower in adjusting or compromising such claims in excess of $500,000.00 and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

(b)Condemnation.
(i)Borrower’s Obligations. In the event of any Condemnation or if Borrower shall receive notice of any threatened or proposed Condemnation, Borrower shall give immediate written notice thereof to Lender. If such Condemnation shall constitute a Restorable Condemnation, Borrower shall (i) promptly commence and diligently prosecute the Restoration of the Property and (ii) pay all costs of such Restoration whether or not such costs are covered by any compensation, awards and other payments or relief payable as a result of any such Condemnation.
(ii)Adjustment of Claims. All compensation, awards and other payments or relief payable as a result of any such Condemnation shall be adjusted by Borrower, at Borrower’s sole cost and expense; provided that, at Lender’s election but upon prior notice to Borrower, Lender shall have the right to join Borrower in adjusting and compromising such claims and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.
(c)Payment of Proceeds.
(i)Proceeds Paid to Borrower for Restoration. In the event of any Casualty or Restorable Condemnation for which the cost of Restoration is less than $1,000,000.00, provided that no Event of Default exists, the applicable Proceeds shall be paid to Borrower to be applied by Borrower to Restoration.
(ii)Proceeds Paid to Lender for Restoration. In the event of any Casualty or Restorable Condemnation for which the cost of Restoration is greater than or equal to $1,000,000.00, provided that no Event of Default exists, the applicable Proceeds shall be deposited in a blocked no-access account of Borrower at Lender and such Proceeds shall, subject to Borrower’s satisfaction of the conditions set forth in Section 5.4(d), be made available to Borrower and applied by Borrower to Restoration.
(iii)Proceeds Paid at Lender’s Option. In the event of (A) any Casualty or Restorable Condemnation for which the cost of Restoration is greater than $1,000,000.00, (B) any Condemnation which is not a Restorable Condemnation, or (C) any Casualty or Condemnation during which an Event of Default exists, then, if any such events shall occur, Lender shall have the option to either (I) apply such Proceeds in reduction of the Loan, or (II) deposit such Proceeds in a blocked no-access account of Borrower at the Lender and such Proceeds shall, subject to Borrower’s satisfaction of the conditions set forth in Section 5.4(d), be made available to Borrower and applied by Borrower to Restoration; provided, however, in the case of (A) where any Casualty or Restorable Condemnation for which the cost of Restoration is greater than $1,000,000.00, Lender shall make the proceeds available to Borrower provided Borrower has satisfied the conditions set forth in Section 5.4(d).
(d)Use of Proceeds.
(i)Application of Proceeds. In the event that any Proceeds shall be available to Borrower pursuant to Section 5.4(c)(ii) or Section 5.4(c)(iii), such Proceeds shall only be disbursed to Borrower if:
(A)in the opinion of Lender, Restoration can be completed by the earlier of (I) one (1) year from the date of occurrence of such Casualty or Condemnation, or (II) the Maturity Date;
(B)either, in the opinion of Lender on advice from its Consultant: (I) the net Proceeds are sufficient to complete Restoration, or (II) if the net Proceeds are insufficient to complete Restoration, Borrower shall have deposited with Lender cash in an amount equal to the difference between the cost to effectuate a Restoration and the amount of such Proceeds;
(C)no Event of Default shall exist nor any event which, after the passage of time or the giving of notice, or both, could become an Event of Default;

(D)after giving effect to such Restoration, there shall remain Approved Leases in full force and effect sufficient to result in a Debt Service Coverage Ratio of at least 1.20:1.00, as determined by Lender; and
(E)the “as-completed” Loan-to-Value Ratio at the time of Restoration shall not be greater than 75%, which Loan-to-Value Ratio with respect to the proposed Restoration of the Property shall be based upon a new current Appraisal, the cost of which shall be paid by Borrower.
(ii)Disbursement of Proceeds. Any Proceeds made available to Borrower pursuant to Section 5.4(c)(ii) or Section 5.4(c)(iii) shall only be disbursed: (i) on advice from Lender’s Consultant (who shall be employed by Lender at Borrower’s sole expense) that the work completed or materials installed conform to said budget and plans, as approved by Lender; (ii) upon presentment of receipted bills and releases (or bills to be paid from such disbursement of Proceeds provided that receipted bills and releases are thereafter delivered to Lender) satisfactory to Lender; and (iii) any such Proceeds not needed to complete Restoration shall be applied by Lender as a prepayment of the Loan in reduction thereof. Any such Proceeds shall be disbursed not more frequently once per month, and shall be disbursed within ten (10) days after Borrower’s submission to Lender of a requisition for payment in a form reasonable acceptable to Lender together with all supporting documentation reasonably required by Lender, based upon the percentage of completion which has been achieved, provided, however, that each disbursement shall in no event exceed the Restoration costs then due and payable and not paid from previous disbursements of Proceeds.
(iii)Failure to Satisfy Conditions. If Borrower shall fail to satisfy any of the conditions precedent for the use of Proceeds which are set forth in this Section 5.4(d) for a period of thirty (30) days or more, then Lender shall have the right, at any time thereafter, in its discretion, to apply such Proceeds in reduction of the Loan.
(e)Requirements for Restoration. In the event that either (i) Proceeds shall be paid to Borrower pursuant to Section 5.4(c)(i), (ii) Proceeds shall be made available to Borrower pursuant to Section 5.4(c)(ii) or Section 5.4(c)(iii), or (iii) Borrower shall otherwise be obligated to complete any Restoration, then, in all such cases, Borrower shall, at Borrower’s sole cost and expense: (A) employ a duly licensed and insured architect who shall submit plans to Lender for the Restoration of the Property, (B) deliver to Lender for its review and approval a budget for the completion of such Restoration, which budget shall be certified by Borrower’s architect to be sufficient for the completion of such Restoration, (C) obtain such guaranteed maximum price or stipulated sum general contract agreement from a duly licensed and insured general contractor which provides for the payment and performance of labor and materials necessary for the Lien-free completion of such Restoration in accordance with such budget, (D) post such bonds, obtain such guaranteed maximum price general contract and/or enter into such other agreements and arrangements as Lender may require to insure the Lien-free completion of such Restoration, and (E) obtain and deliver to Lender all Licenses and Permits necessary for the commencement and completion of such Restoration. All material aspects of any Restoration shall be subject to Lender’s review and approval.
(f)Payment of Expenses. All reasonable expenses incurred by Lender pursuant to this Section 5.4 (including any reasonable Consultants’ fees) and all actual hard and soft costs in connection with any Restoration shall be paid by Borrower.
Section 5.5Taxes, Liens and Other Obligations.
(a)Taxes. Subject to Section 5.5(c) below, Borrower shall, from time to time when the same shall become due, and prior to the date of imposition of interest or penalty, pay and discharge, or cause to be paid and discharged, all taxes of every kind and nature (including real and personal property taxes or payments in lieu thereof pursuant to agreements with any governmental authority, and income, franchise, withholding, transfer or recordation taxes, profits and gross receipt taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges, whether of a like or different nature, imposed upon or assessed against it or the Property or any part thereof or upon the revenues, rents, issues, income and profits of the Property or arising in respect of the occupancy, use or possession thereof (including, without limitation, any mortgage, transfer, gains, and recordation taxes imposed on Lender, by reason of its ownership of the Note or the Mortgage).
(b)Liens. Borrower shall pay, satisfy and obtain the release of all other claims and Liens affecting or purporting to affect the title to, or which may be or appear to be Liens on, the Property or on the revenues, rents, issues, income (other than the Permitted Encumbrances), and all costs, charges, interest and penalties on account thereof, including, without limitation, the claims of all Persons supplying labor or materials to the Property, and to give Lender, within thirty (30) days after written request, evidence satisfactory to Lender of the payment, satisfaction or release thereof.
(c)Right to Contest. Borrower shall not be required to pay any taxes, claims or governmental charges, or claims, or Liens, as the case may be, so long as Borrower diligently prosecutes such dispute or contest to a prompt determination in a manner not prejudicial to Lender and promptly pays all amounts ultimately determined to be owing. If Borrower shall fail to pay any such amounts ultimately determined to be owing or to proceed diligently to prosecute such dispute or contest as provided herein, then, upon the expiration of ten (10) days after written notice to Borrower by Lender of Lender’s determination thereof, in addition to any other right or remedy of Lender, Lender may, but shall not be obligated to, discharge the same, and the cost thereof shall be reimbursed by Borrower to Lender.
(d)Indemnification. Borrower shall indemnify and hold Lender harmless from any and against all claims for taxes, assessments or governmental charges, or any other claim, or Liens, which may be made against Lender relative to Borrower, the Loan or the Property.
(e)Subrogation. The payment by Lender of any delinquent tax, assessment or governmental charge, or any claim, or Lien, shall be conclusive between the parties as to the legality and amount so paid, and Lender shall be subrogated to all rights, equities and liens discharged by any such expenditure to the fullest extent permitted by law.
Section 5.6Escrows.
(a)Tax Escrow. Lender may from and after the occurrence of any Event of Default at its option, to be exercised by written notice to Borrower, require the deposit by Borrower at the time of each payment of an installment of interest or principal hereunder of an additional amount sufficient to discharge the obligations under Section 5.3 when they become due (a “Tax Escrow”).
(b)Insurance Escrow. Lender may from and after the occurrence of any Event of Default at its option, to be exercised by written notice to Borrower, require the deposit by Borrower, at the time of each payment of an installment of interest or principal hereunder, of an additional amount sufficient to discharge the obligations of Borrower under Section 5.5 when they become due (an “Insurance Escrow”).
(c)Escrows Generally. The determination of the amount payable into the Tax Escrow or Insurance Escrow and of the fractional part thereof to be deposited with Lender with each installment, so that the aggregate of such deposit shall be sufficient for its intended purpose, shall be made by Lender in its sole discretion. Such amounts shall be held by Lender without interest in an account acceptable to Lender and applied to the payment of the obligations in respect to which such amounts were deposited or, at the option of Lender after the occurrence and during the continuance of any Event of Default, to the payment of said obligations in such order or priority as Lender shall determine, on or before the respective dates on which the same or any of them would become delinquent. If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Borrower within five (5) days after demand shall deposit the amount of the deficiency with Lender. Nothing herein contained shall be deemed to affect any right or remedy of Lender under the provisions of this Agreement or of any Legal Requirement to pay any such amount and to add the amount so paid together with interest at the Default Rate to the indebtedness hereby secured.

Section 5.7Deleted.
Section 5.8Accounts.
For so long as the Obligations remain outstanding, Borrower shall be obligated to maintain the following accounts with Lender:
(a)All operating, lease security and other deposit accounts established with respect to the Property and the operations of Borrower.
(b)Any Tax Escrow or Insurance Escrow account established in accordance with the terms of Section 5.6.
Section 5.9Leases.
(a)Commercial Leases.
(i)All Leases and renewals of Leases of all or any portion of the Property executed after the date hereof shall be subject to the prior written approval of Lender.
(ii)Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend or modify, any provisions of any Lease.
(iii)Borrower (A) shall observe and perform the obligations imposed upon the landlord under the commercial Leases; (B) shall, within five (5) Business Days of receipt and/or delivery thereof, send copies to Lender of all notices of default which Borrower shall send or receive under any commercial Lease; (C) shall enforce the terms, covenants and conditions contained in the commercial Leases upon the part of the tenant thereunder to be observed or performed, short of termination thereof; provided however, a commercial Lease may be terminated in the event of a default by the tenant thereunder: (D) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (E) shall not execute any other assignment of landlord’s interest in the commercial Leases or the Rents relating thereto; (F) shall not terminate or accept the surrender by a tenant of any commercial Lease without the prior written consent of Lender unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; and (G) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the commercial Leases as Lender shall from time to time reasonably require.
Section 5.10Condition and Use of the Property.
(a)Maintenance and Repairs. Borrower shall, at all times, maintain the Property in good operating order and condition and promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. Notwithstanding the foregoing, if any Alterations (other than Permitted Alterations) shall be required in order for Borrower to comply with the foregoing requirement, Borrower shall promptly provide Lender with its proposal for such Alterations, which proposal shall be subject to Lender’s approval.
(b)Alterations. Except for Permitted Alterations, Lender’s prior written approval shall be required in connection with any Alterations.
(c)No Waste. Borrower shall not threaten, commit, permit or suffer any waste to occur on or to the Property or any part thereof in any manner or make any change in the use or any change which will in any way increase any fire or other hazards arising out of construction, renovation or operation of the Property, remove, demolish, or substantially alter any improvements or fixtures which may now or hereafter be located on the Property without the prior written consent of Lender, except where, in the case of fixtures, appropriate replacements free of superior title, liens and claims and having a value at least equal to the value of the fixtures removed are immediately made, and provided that such replacements are encumbered by the Mortgage.

Section 5.11Deleted.
Section 5.12Prohibited Transactions.
(a)Generally. Borrower shall not:
(i)Transfers in Borrower. Except for Permitted Transfers, directly or indirectly, permit any sale, lease, conveyance, transfer, mortgage, assignment, pledge, encumbrance, change, grant, or exchange (whether absolute or contingent, voluntarily or involuntarily, jointly or severally, or directly or indirectly) of any direct or indirect ownership interests in Borrower;
(ii)Transfers of Interest in Property. Except for Permitted Transfers and Approved Leases, directly or indirectly, sell, lease, convey, transfer, mortgage, assign, pledge, encumber, change, grant, or exchange (whether absolute or contingent, voluntarily or involuntarily, jointly or severally, or directly or indirectly) all or any portion of the Property, the Other Assigned Collateral or any other assets of Borrower;
(iii)Transfers of Management or Control. Except for Permitted Transfers, change or permit any change to the Managing Person of Borrower (or the Managing Person of any Person who, directly or indirectly, manages or controls Borrower);
(iv)Changes to Organizational Structure. Except for Permitted Transfers, change or permit any change to the direct or indirect structure or ownership of Borrower from that existing on the date hereof, permit any material amendment to any of its Organizational Documents, consolidate with, be acquired by, or merge into or with any Person, wind up, liquidate, dissolve, reorganize, merge or consolidate with or into any Person, enter into any merger or consolidation agreements, convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets to any Person, or permit any action which could result in Borrower not constituting a Single Purpose Entity;
(v)Distributions. Make any Prohibited Distribution;
(vi)Other Indebtedness. Except for Permitted Indebtedness, directly or indirectly create or incur any indebtedness or guaranty the obligations of any other Person, whether secured or unsecured, contingent or either directly or indirectly;
(vii)Liens and Encumbrances. Create or incur, or suffer to be created or incurred, or to exist, any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon all or any portion of the Property, the Other Assigned Collateral or any other of its assets, whether now owned or hereafter acquired or upon the proceeds or products thereof;
(viii)Transactions with Affiliates. Except for the Project Documents executed as of the date hereof and approved by Lender, become a party to any transaction with an Related Party, unless (i) such transaction is entered into in the ordinary course of business and on terms that are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party and (ii) the terms thereof are fully disclosed to Lender in advance; or
(ix)Material Contracts. Except for the Project Documents executed as of the date hereof and approved by Lender, enter into any contracts or agreements with any Person other than those contracts and agreements which (a) comply with the terms of this Agreement, (b) are incident to the routine operation of the Property, (c) have a term no greater than one (1) year and are terminable upon thirty (30) days’ notice, and (d) if in connection with any Alterations, which relate to Permitted Alterations.
(b)Lender’s Options. Except for Permitted Transfers or as otherwise set forth in this Agreement, Lender may grant or withhold, or conditionally grant, its consent to any proposed transfer

(including any proposed transfer which would involve the assumption of the Obligations by any Person) in its sole and absolute discretion. In the case of a sale or transfer with Lender’s prior written consent, or any such Permitted Transfer, the seller or transferor shall remain jointly and severally liable with the purchaser or transferee for all liabilities of Borrower hereunder.
(c)Lender’s Review Costs. Borrower shall pay to Lender on demand all of Lender’s costs, fees and expenses, including, without limitation reasonable attorneys’ fees, in connection with any request for Lender to consent to a Transfer other than a Permitted Transfer.
Section 5.13Entity Covenants.
(a)Rights and Privileges. Borrower shall do all things necessary to preserve and keep in full force and effect its limited liability company or partnership, as the case may be, existence, franchises, rights and privileges under the laws of the state of its formation.
(b)Single Purpose Entity. Borrower shall at all time remain a Single Purpose Entity.
Section 5.14Compliance with Law.
(a)Generally. Borrower shall operate the Property and conduct its affairs in a lawful manner and in compliance with all Legal Requirements applicable thereto.
(b)ADA Compliance. Borrower shall (i) ensure that the Property will at all times comply with all applicable Accessibility Laws and, upon the request of Lender, Borrower will conduct such surveys of the Property as Lender shall require to ascertain such compliance; (ii) maintain accurate records of all expenditures made in connection with any alterations to the Property and will deliver copies thereof to Lender upon Lender’s request; and (iii) defend, indemnify and hold harmless Lender and its Related Parties, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, cost or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to any violations of the Accessibility Laws (including, without limitation, any costs incurred by Lender in complying with any Accessibility Laws). Neither payment of the Obligations nor foreclosure shall operate as a discharge of Borrower’s obligations under this subsection (b). In the event Borrower tenders a deed in lieu of foreclosure, Borrower shall deliver the Property to Lender (or its designee) free of any violations of the Accessibility Laws. In the event Borrower does not timely perform any of the above obligations, Lender may perform said obligations at the expense of Borrower and Borrower shall, upon written demand from Lender, reimburse Lender for all costs, including attorney’s fees and out-of-pocket expenses, and all liabilities incurred by Lender by reason of the foregoing, with interest thereon at the Default Rate from the date of such payment by Lender to the date of repayment.
(c)Environmental Laws. Borrower shall (i) perform and comply promptly with, and cause the Property to be maintained, used and operated in accordance with, all Environmental Laws, (ii) upon receipt of any notice that Borrower or the Property is in default under or is not in compliance with any Environmental Laws, or notice of any proceeding initiated under or with respect to any of the foregoing, promptly furnish a copy of such notice to Lender, (iii) keep or cause the Property to be kept free of Hazardous Material (other than Operating Supplies or that are in compliance in all material respects with all Environmental Laws and with permits issued pursuant thereof, if required), (iv) not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store (other than Operating Supplies or that are in compliance in all material respects with all Environmental Laws and with permits issued pursuant thereof, if required), handle, dispose, produce or process Hazardous Material, (v) ensure compliance by all operators, tenants and occupants of the Property (collectively, “Operators”) with all Environmental Laws and will ensure that all Operators obtain and comply with any and all required approvals, registrations or permits regarding Hazardous Materials, (vi) conduct and complete all investigations, studies, samplings and testings relative to Hazardous Materials, (vii) if at any time it is determined that any Hazardous Material is located on or under the Property in violation of Environmental Laws, diligently commence to take such action, at its sole expense, to comply with all Legal Requirements pertaining thereto, and (viii) defend, indemnify, and hold harmless Lender, its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of or in any way related to Hazardous Material at or affecting the

Property or the soil, water, vegetation, buildings, personal property, persons, animals or otherwise and any personal injury (including wrongful death) or property damage arising out of or related to such Hazardous Material. Foreclosure shall not operate as a discharge of Borrower’s engagements as to Hazardous Material. In the event Borrower tenders a deed in lieu of foreclosure, Borrower shall deliver the Property to Lender (or its designee) free of any and all Hazardous Material. In the event Borrower does not timely perform any of the above obligations, Lender may perform said obligations at the expense of Borrower and such expense shall be added to the Obligations.
(d)Zoning. Borrower shall not without the prior written consent of Lender seek, make, suffer, consent to or acquiesce in any change or variance in any zoning or land use laws or other conditions of use of the Property or any portion thereof. Borrower shall not without the prior written consent of Lender use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning or land use law or any other applicable Legal Requirement or modify any agreements relating to zoning or land use matters or with the joinder or merger of lots for zoning, land use or other purposes. Without limiting the foregoing, in no event shall Borrower take any action that would reduce or impair access to the Property from adjacent public roads.
(e)Sanctions; Anti-Terrorism Laws and Anti-Corruption Laws. Borrower shall not directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or any other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding, is, or (with respect to a country or territory) whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person including, without limitation, Borrower and Lender. In addition, Borrower will not permit itself, its subsidiaries or any of their respective officers, directors, and employees or Persons who in the aggregate own a controlling interest in or otherwise control Borrower to become a subject of Sanctions or to violate Anti-Terrorism Laws or Anti-Corruption Laws. Borrower will not, directly or indirectly, use the proceeds of any advance of the Loan, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other Person, (x) to fund any activities or business of or with any Person, or in any country or territory, that at the time of such funding, is, or whose government is, the subject of Sanctions, or (y) in any other manner that would result in a violation of Sanctions by any Person including, without limitation, Borrower and Lender, or (z) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.
(f)Federal Reserve Regulations. No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock, or to extend credit to others for the purpose thereof, or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or is inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations T, U and X thereof.
ARTICLE VI
Events of Default
Any of the following events, after passage of the applicable cure period set forth below (if any), shall constitute an “Event of Default” hereunder:
(a)Monetary Defaults. The failure by Borrower to pay (a) any interest on or principal of the Loan when due and such failure continues unremedied for a period of five (5) days after the due date thereof (except that twice per any 12 month period, Lender shall provide Borrower with notice of a such failure prior to Borrower being in default under this clause (a)), (b) any fees or any other amounts due under the Loan Documents (other than interest or principal) when due and such failure continues unremedied for a period of ten (10) days after demand therefor, or (c) any amount necessary to make any other payment or deposit required hereunder or under any of the other Loan Documents within the period set forth in here or in the Loan Documents, or if no period is set forth in the Loan Documents, then within ten (10) days after demand therefor.
(b)Failure of Representations. If any representation or warranty contained herein or in any of the other Loan Documents, or in any certificate or other document executed by any Loan Party and delivered to Lender pursuant to or in connection with this Agreement, is not true and correct in all material respects, or omits to state a material fact necessary to make such representation not misleading, in each case, as of the date made or deemed made, and Borrower has not cured such breach, to the extent such representation or warranty is capable of being cured, within five (5) days after demand thereof.
(c)Liens; Judgments; Security.
(i)Mechanics Liens. If any Lien for the performance of work, or the supply of materials, or a notice of contract is filed against the Property or any portion thereof and remains unsatisfied or is not discharged or dissolved by a bond (or by cash collateral acceptable to Lender) for a period of thirty (30) days after notice of the filing thereof.
(ii)Levy; Attachment; Seizure. The levy, attachment or seizure pursuant to court order of any right, title or interest of Borrower in and to the Property or any portion thereof, if such order is not vacated and the proceeding in which it was entered is not dismissed within thirty (30) days of the entry of such order.
(iii)Judgments. One or more (i) judgments for the payment of money shall be rendered against Borrower or (ii) non-monetary judgments, orders or decrees shall be entered against Borrower, and, in either case, the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower to enforce any such judgment.
(iv)Security. If the Liens created pursuant to the Loan Documents shall at any time not constitute a valid and perfected first priority Lien on the collateral intended to be covered thereby in favor of Lender, free and clear of all other Liens, or any of the Loan Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Borrower or any of its Related Parties.
(d)Borrower Cross Defaults.
(i)Borrower Other Indebtedness. Any default by Borrower under or in respect of any other loan or other extension of credit to Borrower by Lender, including but not limited to any default under any other existing or future loans.
(ii)Licenses and Permits. The neglect, failure or refusal of Borrower to keep in full force and effect any Licenses and Permits required for operation of the Property that is not fully reinstated within thirty (30) days after the lapse of effectiveness of the same.
(iii)Intentionally Omitted.
(iv)Intentionally Omitted.
(v)Interest Rate Protection Product Default. The occurrence or existence of any default, event of default, automatic termination event or other similar condition or event (however described), or any failure to make any termination or similar payment when due under, with respect to any Interest Rate Protection Product, whether or not any Lender or Affiliate of any Lender is a party thereto.
(e)Guarantor Defaults. If any of the following shall occur:
(i)Covenants. Any failure by Guarantor to pay, performance, satisfy or otherwise comply with, and any default in, the payment or performance of, any terms, provisions, covenants, conditions, representations, warranties or agreements of any Loan Document to which Guarantor is a party, beyond any applicable notice and cure periods set forth therein; or

(ii)Representations. Any material representation or warranty made by Guarantor in any Loan Document to which Guarantor is a party or shall at any time be materially false or misleading in any material respect, beyond any applicable notice and cure periods set forth therein; or
(iii)Dissolution. The liquidation, termination or dissolution of Guarantor; or
(iv)Guarantor Judgments. One or more judgments for the payment of money aggregating in excess of $15,000,000.00 shall be rendered against Guarantor and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Guarantor to enforce any such judgment.
(v)Intentionally Omitted.
(vi)Fixed Charge Coverage Ratio. If, as of any determination date, the Fixed Charge Coverage Ratio is less than 1.25:1.00.
(vii)Total Indebtedness Ratio. If Guarantor shall fail to maintain a trailing 12-month Indebtedness to Adjusted EBITDA ratio of not less than 3.50 to 1.00; provided that if Guarantor has not achieved the Total Indebtedness Ratio required in this clause (vii), then Borrower shall have the right to make a partial prepayment of the Loan in order to achieve such Total Indebtedness Ratio.
(f)Challenges.
(i)If any Loan Party or any Person acting on behalf of any Loan Party shall claim or assert that this Agreement or any other Loan Document to which any Loan Party is a party or by which any Loan Party is bound is not a legal, valid and binding agreement enforceable against any Loan Party; or
(ii)If any Loan Document to which any Loan Party is a party or by which any Loan Party is bound shall in any way be terminated (except in accordance with its terms) or become or be judicially declared ineffective, unenforceable or inoperative or shall in any way cease to give or provide the rights, interests, remedies, powers and/or privileges intended to be created thereby.
(g)Insolvency. If:
(i)Any Loan Party shall (i) suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) admit in writing its inability to pay its debts as they become due, or (iv) file a voluntary petition under any Bankruptcy Laws, or (v) become insolvent, or (vi) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future Legal Requirement, or (vii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property, or (viii) be the subject of any such proceeding commenced against it which remains undismissed for a period of thirty (30) days; or (ix) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or (x) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator or fiscal agent for it, or any substantial part of its property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 30 days, or (xi) take any formal action for the purpose of effecting any of the foregoing, or looking to its liquidation or winding up of any Loan Party; or
(ii)an order for relief is entered under any Bankruptcy Laws or any other decree or order is entered by a court having jurisdiction over the Property or over any Loan Party, (i) adjudicating any Loan Party a bankrupt or insolvent or (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or re-composition of or in respect of any Loan Party under any Bankruptcy Laws, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or of any substantial part of the property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of any Loan Party and any such decree or order continues unstayed and in effect for a period of thirty (30) days; or (v) a petition is filed against any Loan Party pursuant to any similar law, Federal or state, and the same is not discharged within thirty (30) days.
(h)Specific Defaults.
(i)Failure to Provide Insurance. The failure by Borrower to maintain any insurance or to pay any premium therefore as required under Section 5.3, any such failure is not cured by Borrower within three (3) business days after demand thereof.
(ii)Failure to Pay Taxes. The failure by Borrower to pay any amount required to be paid pursuant to Section 5.5 on or before the date which the same is required to be paid, and such failure is not cured by Borrower within ten (10) days after demand thereof.
(iii)Prohibited Transactions. If Borrower shall take any action in violation of the requirements of Section 5.12 and such action is not withdrawn, revoked or rendered invalid within ten (10) Business Days.
(iv)DSCR. The failure of the Debt Service Coverage Ratio to equal or exceed the Required DSCR as of any DSCR Determination Date.
(v)Lease Default. A default or event of default under the UTI Lease such that U.T.I. of Illinois, INC. ceases paying rent, terminates the UTI Lease and/or vacates the Property.
(i)All Other Defaults. Any default in the payment or performance of any other term, provisions, covenant, condition, or agreements set forth in this Agreement or in any of the other Loan Documents, other than as expressly set forth in subsections (a) through (h) above, which default remains uncured beyond the expiration of any applicable notice and/or cure period provided therein and, if no such notice or cure period is so provided, after thirty (30) days after notice of such failure is given to Borrower by Lender, provided that if such default is not curable within such thirty (30) day period but Borrower commences to cure same and diligently pursues the cure, after a reasonable additional period thereafter, not to exceed thirty (30) days (i.e., sixty (60) days in all), provided Borrower is at all times diligently pursuing the cure and provided such default shall not have a Material Adverse Effect.
ARTICLE VII
Lender’s Rights and Remedies
Section 7.1Generally. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 6.1(g)) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable (other than Interest Rate Protection Obligations included therein), and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower, Guarantor and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 6.1(g), all Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 7.2Specific Remedies. Without limiting the generality of Section 7.1, upon the occurrence of any Event of Default, Lender may, in addition to any other remedies which Lender may have hereunder or under the other Loan Documents, and not in limitation thereof, and in Lender’s sole and absolute discretion:
(a)Enter and Perform. Enter upon the Property to perform Borrower’s obligations under any Lease, or to operate, maintain, repair and improve the Property and employ watchmen to protect the Property, all at the risk, cost and expense of Borrower, consent to such entry being hereby given by Borrower;
(b)Discontinue Work. At any time discontinue any work commenced in respect of the Property or change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise;
(c)Exercise Rights. Exercise the rights of Borrower under any contract or other agreement in any way relating to the Property and take over and use all or any part of the labor, materials, supplies and equipment contracted for by Borrower, whether or not previously incorporated into the Property; and
(d)Other Actions. In connection with any work or action undertaken by Lender pursuant to the provisions of the Loan Documents, (i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment, (ii) pay, settle or compromise all bills or claims which may become Liens against the property constituting the Property, or which have been or may be incurred in any manner in connection with the Property or for the discharge of Liens, encumbrances or defects in the title of the Property, (iii) take or refrain from taking such action hereunder as Lender may from time to time determine, and (iv) engage marketing and leasing agents and real estate brokers to advertise, lease or sell portions or all of the Property upon such terms and conditions as Lender may in good faith determine.
Section 7.3Reimbursement. Borrower shall be liable to Lender for all sums paid or incurred pursuant to any of the Loan Documents whether the same shall be paid or incurred pursuant to this Article VII or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever (including reasonable attorneys’ fees) shall be paid by Borrower to Lender upon demand with interest at the Default Rate as provided in this Agreement or the Note from the date of payment by Lender to the date of payment to Lender and repayment of such sums with such interest shall be secured by the Loan Documents.
Section 7.4Power of Attorney. For the purpose of exercising the rights granted by this Article VII, as well as any and all other rights and remedies of Lender, Borrower hereby irrevocably appoints and authorizes Lender (or any agent designated by Lender) as Borrower’s attorney-in-fact, which power is coupled with an interest and irrevocable, and as such attorney-in-fact, Lender may, without the obligation to do so, execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.
Section 7.5Right of Setoff. If an Event of Default shall have occurred and be continuing, Lender and each of its Related Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Lender or its Related Parties to or for the credit or the account of Borrower against any or all the Obligations, irrespective of whether or not Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.
Section 7.6Right to Freeze. If an Event of Default shall have occurred and be continuing, Lender shall have the right (in addition to the right of setoff referenced in Section 7.5), to freeze, block or segregate any deposits, balances and other sums so that Borrower may not access, control or draw upon or use the same.
Section 7.7Right to Employ. Lender shall have the right to employ its own Consultants. With respect to any Consultant retained by Lender after either (a) the occurrence of an Event of Default or (b) the occurrence of any Material Adverse Change, the costs and fees of the Consultants shall be paid by Borrower upon billing therefor. Borrower shall provide the Consultants with continuing access to all aspects of the Property and all books and records related thereto at reasonable times during the day and upon at least two (2) Business Day’s prior written notice to Borrower. Neither Lender nor any of the Consultants shall have liability to Borrower, Guarantor, or any third party, on account of (a) services performed by any Consultant, (b) any failure or neglect by any Consultant to properly perform services;

or (c) any approval or disapproval of work, plans or other matters. Neither Lender nor any Consultant shall have any obligation regarding proper performance of work related to the Property. Borrower shall have no rights under or relating to any agreement, report, or similar document prepared by any Consultant for Lender.
Section 7.8Waiver of Terms, Extensions and Releases. Lender may at any time and from time to time waive any one or more of the conditions contained herein or in any of the other Loan Documents, or extend the time of payment of the Loan, or release portions of the Property from the provisions of this Agreement and from the Mortgage, but any such waiver, extension or release shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance, shall not be considered a waiver of such condition in any other instance or any other circumstance.
Section 7.9Cumulative Rights. All of the rights of Lender hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole good faith judgment.
ARTICLE VIII
Assignment and Security Agreement
Section 8.1Collateral Assignment of Agreements.
(a)Assignment. To further secure the Obligations, Borrower hereby collaterally assigns and transfers to Lender all of Borrower’s rights, privileges, and interests under, in and to the Licenses and Permits, the Project Documents, the Property Benefits, and any Interest Rate Protection Collateral (collectively, the “Other Assigned Collateral”), in each case, to the extent the same is assignable pursuant to the terms thereof and pursuant to applicable law.
(b)Representations and Warranties. Borrower hereby represents and warrants to Lender that: (i) Borrower has not executed any prior assignment of any of its rights in and to the Other Assigned Collateral; (ii) the Other Assigned Collateral are in full force and effect and unmodified and will not be modified except as may be permitted in the Loan Documents, and there are no defaults, or events which with the giving of notice or passage of time, or both, would constitute a default under any of the Other Assigned Collateral; (iii) to Borrower’s knowledge, there are no defaults, or events which with the giving of notice or passage of time, or both, would constitute a default, hereunder or under the Other Assigned Collateral; and (iv) Borrower will not modify, amend, transfer, encumber or terminate the Other Assigned Collateral without Lender’s prior written consent, except as may be expressly permitted under this Agreement.
(c)Conditional License. For the purposes of and subject to the terms set forth herein, this Section 8.1 is an absolute, unconditional and presently effective assignment from Borrower to Lender of all of Borrower’s rights under, in and to the Other Assigned Collateral. Notwithstanding the foregoing, prior to any Event of Default, Borrower shall, subject to the terms and conditions of this Assignment, have the sole right to use, employ and enforce its rights under the Other Assigned Collateral.
Section 8.2Collateral Assignment of Accounts. To further secure the Obligations, Borrower hereby pledges, transfers and assigns to Lender all of Borrower’s right, title and interest in and to the following (the “Collateral Accounts”): (i) each of the accounts referenced in Section 5.7 and Section 5.8, together with all monies and other deposits therein along with any renewals, replacements, and substitutions thereto; (ii) all other accounts of Borrower, together with all monies and other deposits therein along with any renewals, replacements, and substitutions thereto; (iii) all notes, certificates of deposit and other instruments or investments from time to time hereafter issued representing the deposits in the foregoing Collateral Accounts or representing any substitution or supplement thereof; (iv) all interest, dividends, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing, and (v)all proceeds of any or all of the foregoing.

Section 8.3General Conditions Relating to Collateral Assignments.
(a)Performance. Borrower will timely observe and perform all obligations, and all covenants, conditions and agreements contained in the Other Assigned Collateral. Borrower will defend the Other Assigned Collateral and the Collateral Accounts against the claims and demands of all other parties; will keep the Other Assigned Collateral and the Collateral Accounts free from all security interests or other encumbrances; will not sell, transfer, assign, deliver or otherwise dispose of any Other Assigned Collateral, the Collateral Accounts, or any interest therein without the prior written consent of Lender; and will not amend or modify any of the Other Assigned Collateral without Lender’s prior written consent.
(b)Notices of Default. Borrower shall send to Lender any written notice of default or breach of or under the Other Assigned Collateral that Borrower sends to (such notice to Lender to be sent simultaneously therewith) or receives from (such notice to Lender to be sent immediately upon receipt by Borrower thereof) any Person that is a party to any Other Assigned Collateral.
(c)Enforcement of Lender’s Rights. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right but not the obligation, and Borrower hereby authorizes Lender, to enforce Borrower’s rights under and with respect to the Other Assigned Collateral and the Collateral Accounts, and to receive the performance of any other Person that is a party to the Other Assigned Collateral.
(d)Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority (coupled with an interest) in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender’s discretion, for the purpose of carrying out the terms of this Article VIII, and to take all appropriate action and execute all documents and instruments necessary or desirable to accomplish the purposes of this Article VIII. The foregoing power shall not be exercisable except after the occurrence and during the continuance of an Event of Default.
(e)UCC. Lender’s rights and remedies with respect to the Other Assigned Collateral and the Collateral Accounts shall be those of a secured party under the Uniform Commercial Code and under any applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Borrower and Lender. Borrower authorizes Lender to file one or more UCC-1 financing statements (at Borrower’s sole cost and expense) as Lender shall determine is necessary to protect and perfect Lender’s security interest in the Other Assigned Collateral and the Collateral Accounts.
(f)No Assumption of Liability. Notwithstanding any legal presumption to the contrary, Lender shall not be obligated to perform any of Borrower’s obligations under the Other Assigned Collateral and Borrower hereby agrees to indemnify Lender and save it harmless from and against any loss, liability or damage in connection with any claim arising therefrom. However, Lender may, at its option, and without releasing Borrower from any obligation hereunder, after the occurrence of an Event of Default and during the continuance thereof, discharge any obligation which Borrower fails to discharge under said Other Assigned Collateral, including, without limitation, defending any legal action, and Borrower agrees to pay immediately upon demand all sums expended by Lender in connection therewith, including reasonable counsel fees, together with interest thereon at the Default Rate, and the same shall be added to the indebtedness evidenced by the Note and secured by the Mortgage.
ARTICLE IX
General Provisions
Section 9.1Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows:

If to Borrower:
2611 Corporate West Drive Venture LLC
4225 East Windrose Drive, Suite 200
Phoenix, Arizona 85032
Attention:     Troy Anderson
with a copy to:
DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, California 94105-2933
Attention:     Vivek Chavan
If to Guarantor:
Universal Technical Institute, Inc.
4225 East Windrose Drive, Suite 200
Phoenix, Arizona 85032
Attention:     Troy Anderson
with a copy to:
DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, California 94105-2933
Attention:     Vivek Chavan
If to Lender:
Valley National Bank
        1 North LaSalle Street, Suite 2000
Chicago, Illinois 60602
Attention:     Phillip McCaulay, First Vice President

with a copy to:
Much Shelist, P.C.
191 North Wacker Drive
Suite 1800
Chicago, Illinois 60606
Attention:    Courtney E. Mayster

    Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or when delivery shall be refused. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Notices delivered through electronic communications, to the extent provided in Section 9.2 below, shall be effective as provided in said Section 9.2.
Section 9.2Electronic Communications.
(a)Electronic Notices. Lender may agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(b)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.3Assignment and Participation
(a)Assignments by Lender. Lender may at any time assign to one or more assignees all or any portion of its rights and obligations under this Agreement.
(b)Participations. Lender may at any time sell participations to any Person (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii)  Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6 and 3.7 (subject to the requirements and limitations therein) to the same extent as if it were Lender; provided that such Participant shall not be entitled to receive any greater payment under Sections 3.6 and 3.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(c)Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or Federal Home Loan Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(d)Information. Subject to receipt of a non-disclosure agreement in form reasonably acceptable to Borrower, Lender may furnish any information concerning Borrower in its possession from time to time to any assignees and Participants and to prospective assignees and Participants.
(e)Limitations on Assignment. Borrower may not assign this Agreement or the monies due hereunder without the prior written consent of Lender in each instance (and any attempted such assignment without such consent shall be null and void).
(f)Syndication Cooperation. Borrower acknowledges that Lender may syndicate a portion of the Loan to one or more lenders who are not signatories to this Agreement on the date hereof through assignments of portions of the Loan (“Syndication”), which Syndication is in addition to the rights of the Lender to assign all of the Loan or participations in the Loan as set forth above, and in connection therewith, Borrower and the Guarantor will take all reasonable actions as the Lender may reasonably request to assist Lender in its Syndication effort. Without limiting the generality of the foregoing, the Borrower and the Guarantor shall at the request of the Lender: (i) in order to aid in such Syndication, meet with such prospective lenders and provide to such prospective lenders on a confidential basis such financial and other information as may be reasonably requested with respect to the Borrower, the Guarantor and the project request, and (ii) in order to effectuate such Syndication, execute such amendments or modifications to the Loan Documents as the Lender may reasonably request in order to effectuate such Syndication, including but not limited to applicable co-lending and agency agreement and Notes payable to each lender taking part in the Syndication in the amount of their respective interest in the Loan, replacing the existing Note, except that Borrower and the Guarantor shall not be obligated to execute any documents or amendment of the Loan Documents that would change the economics of the terms of the Loan or cause an increase in the Borrower’s or Guarantor’s obligations or economic risk exposure or a decrease in Borrower’s or Guarantor’s rights under the Loan Documents, in each case, other than to a de minimis extent. Upon such Syndication, it is understood that the Lender shall act as administrative agent for the benefit of the lenders under the Syndication, pursuant to the terms of the Syndication documentation.
Section 9.4Costs and Expenses; Identification.
(a)Costs and Expenses. Borrower shall pay (i) all reasonable expenses incurred by Lender and its Related Parties (including the reasonable fees, charges and disbursements of counsel for Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable expenses incurred by Lender (including the fees, charges and disbursements of any counsel for Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.4(a), or (B) in connection with the Loan, including all such reasonable expenses incurred during any workout, restructuring or negotiations in respect of the Loan.
(b)Indemnification by Borrower. Borrower shall indemnify Lender and each Related Party of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its subsidiaries, or any environmental liability related in any way to Borrower or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 9.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Brokers’ Fees. Borrower agrees to defend, indemnify and save harmless Lender from and against any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder’s fees in respect of the Loan.
(d)Payments. All amounts due under this Section 9.4 shall be payable not later than thirty (30) days after demand therefor.
(e)Survival. Each party’s obligations under this Section 9.4 shall survive the termination of the Loan Documents and payment of the obligations hereunder.
Section 9.5Governing Law; Waivers; Limitations.
(a)Governing Law. This Agreement shall, without regard to place of contract or payment, be construed and enforced according to the laws of the State of Illinois, without giving effect to its principles of conflicts of laws.

(b)Consent to Jurisdiction. Borrower irrevocably submits to the jurisdiction of any Federal or State court sitting in the State where the Property is located over any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document. Borrower hereby agrees that Lender shall have the option in its sole discretion to lay the venue of any such suit, action or proceeding in the Federal or State courts in the State where the Property is located, and irrevocably waives to the fullest extent permitted by law any objection which Borrower may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient form. Borrower agrees that a final judgment of any such suit, action or proceeding brought in such a court shall be conclusive and binding upon Borrower.
(c)Service of Process. Borrower hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested, or by overnight courier service, to the address of Borrower set forth in or referred to in Section 9.1. Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.
(d)Substantial Relationship. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the State of Illinois, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.
(e)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof.
(f)No Liability for Electronic Communications. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(g)Waiver of Trial By Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(h)Claims Against Lender.
(i)Borrower Must Notify. Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, with reasonable promptness thereafter.

Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in Exhibit C as Authorized Representatives.
(ii)Remedies. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Lender has breached any of its obligations under the Loan Documents and has not remedied or cured the same with reasonable promptness following notice thereof, Lender’s responsibilities shall be limited to: (A) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrower’s reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings; and (B) in the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Lender, where it is also so determined that Lender acted in bad faith, or that Lender’s default constituted gross negligence or willful misconduct, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower’s reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings.
(iii)Limitations. In no event, however, shall Lender be liable to Borrower or anyone else for other damages such as, but not limited to, indirect, speculative, consequential, or punitive damages whatever the nature of the breach by Lender of its obligations under this Agreement or under any of the other Loan Documents. In no event shall Lender be liable to Borrower or anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within the time period specified above.
Section 9.6Records; Authorization and Further Assurances.
(a)Place for Records; Inspection. Borrower shall maintain all of its business records at the address specified at the beginning of this Agreement. Upon reasonable prior notice and at reasonable times during normal business hours Lender shall have the right (through such agents or Consultants as Lender may designate) to examine Borrower’s property and make copies of and abstracts from Borrower’s books of account, correspondence and other records and to discuss its financial and other affairs with Borrower and any accountants hired by Borrower. Any transferee of the Loan or any holder of a participation interest in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.
(b)Further Assurances. Borrower shall upon request from Lender from time to time execute, seal, acknowledge and deliver such further instruments or documents which Lender may reasonably require to better perfect and confirm its rights and remedies hereunder, under the Note, under the Mortgage and under each of the other Loan Documents.
(c)Continuing Authority of Authorized Representatives. Lender is authorized to rely upon the continuing authority of the Authorized Representatives to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents. Such authorization may be changed only upon written notice to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Lender. The present Authorized Representatives are listed on Exhibit C. Lender shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Lender that each Authorized Representative is a responsible and senior official of Borrower.
(d)Replacement Documentation. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of any such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor, subject to Borrower receiving appropriate indemnification from Lender in accordance with an indemnity agreement in form and substance reasonably satisfactory to Borrower and Lender.

(e)Place of Delivery. Borrower agrees to furnish to Lender at Lender’s office in Chicago, Illinois, all further instruments, certifications and documents to be furnished hereunder.
Section 9.7Construction.
(a)Severability. In the event any one or more of the provisions contained in this Agreement or any other Loan Document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Lender, not affect any other provision thereof and instead shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
(b)Headings Descriptive. Section headings have been inserted in this Agreement and the other Loan Documents for convenience only and shall in no way affect the meaning or construction of any provision hereof or thereof.
(c)Counterparts. This Agreement and the other Loan Documents may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for more than one counterpart signed by the party to be charged.
(d)Definitions Include Amendments. Definitions contained in this Agreement which identify documents, including the other Loan Documents, shall be deemed to include all amendments and supplements to such documents entered into from time to time with the consent of Lender. Reference to this Agreement or any other Loan Document in any of the other Loan Documents shall be deemed to include all amendments and supplements thereof.
(e)Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
(f)Effectiveness. Except as provided in Article II, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Documents by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart thereof.
(g)No Third Party Beneficiaries. This Agreement is a contract by and between Borrower and Lender for their mutual benefit, and no third person shall have any right, claim or interest against either Lender or Borrower by virtue of any provision hereof.
(h)Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as may be expressly set forth herein, neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender.
(i)Survival. All representations, warranties, covenants and agreements of Borrower herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of any Loan Party pursuant hereto are significant and shall be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan and each advance pursuant thereto. No review or approval by Lender, or by its Consultants or representatives, of any plans and specifications, opinion letters, certificates by professionals or other item of any nature shall relieve any Loan Party or anyone else of any of the obligations, warranties or representations made by or on behalf of such Loan Party under any one or more of the Loan Documents.

(j)Remedies Cumulative. Each and every right, remedy and power granted to Lender or allowed it by law or other agreement (including this Agreement and the other Loan Documents) shall be cumulative and not exclusive of any other, and may be exercised by Lender at any time and from time to time.
(k)Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the Obligations shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which such Loan Party may have at any time against Lender whether in connection with Loan or any unrelated transaction.
(l)Joint and Several Obligations. If more than one party is executing this Agreement or any other Loan Document, each such party shall be the “Borrower”, “Guarantor”, “Mortgagor, or “Assignor”, as the case may be, and all covenants and guarantees made in such Loan Document shall be the joint and several obligations of all such parties, and each representation shall be deemed to have been made by each such party.
(m)Liabilities Unimpaired. The liability of any Loan Party under any Loan Document shall not be limited or impaired by reason of any amendment, waiver or modification of the provisions of any other Loan Document, the release or substitution of any collateral securing the Loan, any transfer of the Property or any part thereof to Lender or its nominee, any failure on the part of Lender to record or otherwise perfect any lien or security interest in any such collateral, any sale or transfer of the Property or any part thereof or any determination that any Loan Document is illegal or unenforceable.
(n)No Oral Change. This Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party’s assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Agreement or any of the other Loan Documents.
(o)Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.
Section 9.8Foreign Assets Control Regulations; USA Patriot Act Notice. Borrower shall comply in all respects with all Anti-Terrorism Laws. Without limiting the foregoing, Borrower will not (i) use the proceeds of the Loan in any manner that will violate any Anti-Terrorism Laws, (ii) become a blocked person described in Section 1 of the Anti-Terrorism Order, (iii) knowingly engage in any dealings or transactions or be otherwise associated with any person who is known by Borrower or who (after such inquiry as may be required by applicable law) should be known by Borrower to be a blocked person, (iv) be or become subject at any time to any applicable law, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (v) fail to provide documentary and other evidence of Borrower’s identity as may be reasonably requested by Lender at any time to enable Lender to verify its identity or to comply with any applicable law, including, without limitation, Section 326 of the Patriot Act. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with such Act.
Section 9.9Waiver of Consequential and Punitive Damages. Lender and Borrower hereby knowingly, voluntarily and intentionally waives any right it may have to consequential or punitive damages (unless claimed by a third party) arising out of, under or in connection with the Loan Documents or the transactions contemplated therein. Further, each party hereby certifies to the other that no representative or counsel of such party, has represented, expressly or otherwise, that such party would not, in the event of such litigation, seek to enforce this waiver of consequential and punitive damages (unless claimed by a third party). Each party acknowledges that such party has been induced to make or enter into the Loan by, inter alia, the provisions of this paragraph.

Section 9.10Anti-Money Laundering/International Trade Law Compliance. Borrower represents and warrants to the Lender, as of the date of this Agreement, the date of each advance of proceeds under this Agreement, the date of any renewal, extension or modification of this Agreement or any other Loan Document, and at all times until this Agreement has been terminated and all amounts thereunder and under the other Loan Documents have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Loan will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Loan are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Borrower covenants and agrees that it shall immediately notify the Lender in writing upon the occurrence of a Reportable Compliance Event.
As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means Borrower, its affiliates and subsidiaries, all Credit Parties and other guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of Borrower acting in any capacity in connection with the Loan; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.
Section 9.11Limitation of Liability. Notwithstanding anything to the contrary herein, or in any Loan Document, without impairing the obligations of any party under the Guaranty or the Environmental Indemnity, Lender hereby acknowledges and agrees that no direct or indirect partner, member, manager, constituent owner, investor, advisor or shareholder of Borrower or Guarantor shall be personally liable for the performance or the obligations of, or in respect of any claims against, Borrower or Guarantor (other than Guarantor under the Guaranty and the Environmental Indemnity) arising under this Agreement or any of the Loan Documents.
[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Loan Agreement has been duly executed and delivered as of the date first written above.
2611 CORPORATE WEST DRIVE VENTURE LLC, a Delaware limited liability company

By:
Name:
Title:

VALLEY NATIONAL BANK,
a national banking association
By:
Name:
Title:

12842851_9

Exhibit “A”
Description of Property

LOTS 1 IN THE FINAL PLAT OF SUBDIVISION OF CORPORATE WEST UNIT THREE RESUBDIVISION, BEING A SUBDIVISION OF PARTS OF SECTION 4, TOWNSHIP 38 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED ON FEBRUARY 5, 2013 IN THE RECORDER'S OFFICE OF DUPAGE COUNTY, ILLINOIS AS DOCUMENT NUMBER R2013-019199.

PROPERTY ADDRESS: 2611 CORPORATE WEST DRIVE, LISLE, ILLINOIS 60532

PIN = 08-04-101-019

12842851_9

Exhibit “B”
Organizational Chart/Schedule of Ownership Interests

No members owning 20% or more individually
    100%
Universal Technical Institute Inc.
Publicly Traded Company

    100%
UTI Holdings
Inc.
    100%
U.T.I of Illinois,
Inc.
    100%
Universal Technical Institute
Ventures LLC
    100%
2611 Corporate West Drive
Venture LLC

12842851_9

Exhibit “C”
Schedule of Authorized Representatives

Troy Anderson

12842851_9

Schedule 1
Schedule of Principal Payments

12842851_9